EXHIBIT 10 (ee)


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                                CREDIT AGREEMENT



                                  by and among



                            DATA GENERAL CORPORATION
                                  as Borrower,


                   NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION,
                             as Agent and as Lender,


                              THE BANK OF NEW YORK

                                       and

                               FLEET NATIONAL BANK
                           as Co-Agents and as Lenders

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME


                               September 30, 1997



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                                TABLE OF CONTENTS


                                    ARTICLE I

                              Definitions and Terms

     1.1. Definitions.....................................................1
     1.2. Rules of Interpretation........................................24

                                   ARTICLE II

                          The Revolving Credit Facility

     2.1. Revolving Loans................................................26
     2.2. Payment of Interest............................................28
     2.3. Payment of Principal...........................................28
     2.4. Manner of Payments.............................................29
     2.5. Notes..........................................................29
     2.6. Pro Rata Payments..............................................30
     2.7. Reductions.....................................................30
     2.8. Conversions and Elections of Subsequent Interest Periods.......30
     2.9. Increase and Decrease in Amounts...............................31
     2.10. Commitment Fee................................................31
     2.11. Deficiency Advances...........................................31
     2.12. Use of Proceeds...............................................32
     2.13. Swing Line....................................................32

                                   ARTICLE III

                                Letters of Credit

     3.1. Letters of Credit..............................................33
     3.2. Reimbursement..................................................34
     3.3. Letter of Credit Facility Fees.................................37
     3.4. Administrative Fees............................................37


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                                   ARTICLE IV

                             Change in Circumstances

     4.1. Increased Cost and Reduced Return..............................38
     4.2. Limitation on Types of Loans...................................39
     4.3. Illegality.....................................................39
     4.4. Treatment of Affected Loans....................................40
     4.5. Compensation...................................................40
     4.6. Taxes..........................................................41

                                    ARTICLE V

            Conditions to Making Loans and Issuing Letters of Credit

     5.1. Conditions of Initial Advance of Revolving Loans and Initial Issuance
          of Letters of Credit...........................................44
     5.2. Conditions of Revolving Loans and Letter of Credit.............46


                                   ARTICLE VI

                         Representations and Warranties

     6.1. Organization and Authority.....................................48
     6.2. Loan Documents.................................................48
     6.3. Solvency.......................................................49
     6.4. Ownership of the Borrower and its Subsidiaries.................49
     6.5. Borrower Ownership Interests...................................49
     6.6. Financial Condition............................................49
     6.7. Title to Properties............................................50
     6.8. Taxes..........................................................50
     6.9. Other Agreements...............................................50
     6.10. Litigation....................................................51
     6.11. Margin Stock..................................................51
     6.12. Investment Company; Public Utility Holding Company............51
     6.13. Intellectual Property.........................................51
     6.14. No Untrue Statement...........................................52
     6.15. No Consents, Etc..............................................52
     6.16. Employee Benefit Plans........................................52
     6.17. No Default....................................................53
     6.18. Hazardous Materials...........................................53
     6.19. Employment Matters............................................54


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                                   ARTICLE VII

                              Affirmative Covenants

     7.1.  Financial Reports, Etc........................................55
     7.2.  Maintain Properties...........................................56
     7.3.  Existence, Qualification, Etc.................................56
     7.4.  Regulations and Taxes.........................................56
     7.5.  Insurance.....................................................56
     7.6.  True Books....................................................57
     7.7.  Right of Inspection...........................................57
     7.8.  Observe all Laws..............................................57
     7.9.  Governmental Licenses.........................................57
     7.10. Covenants Extending to Subsidiaries...........................57
     7.11. Officer's Knowledge of Default................................57
     7.12. Suits or Other Proceedings....................................58
     7.13. Notice of Discharge of Hazardous Material or Environmental
           Complaint.....................................................58
     7.14. Environmental Compliance......................................58
     7.15. Indemnification...............................................58
     7.16. Further Assurances............................................59
     7.17. Employee Benefit Plans........................................59
     7.18. Continued Operations..........................................60
     7.19. New Material Subsidiaries.....................................60

                                  ARTICLE VIII

                               Negative Covenants

     8.1.  Financial Covenants...........................................61
     8.2.  Acquisitions..................................................61
     8.3.  Liens.........................................................62
     8.4.  Indebtedness..................................................63
     8.5.  Transfer of Assets; Issuance of Capital Stock.................65
     8.6.  Investments...................................................65
     8.7.  Merger or Consolidation.......................................66
     8.8.  Restricted Payments...........................................67
     8.9.  Transactions with Affiliates..................................67
     8.10. Compliance with ERISA.........................................67
     8.11. Fiscal Year...................................................68
     8.12. Dissolution, etc..............................................68
     8.13. Limitations on Sales and Leasebacks...........................68
     8.14. Hedging Obligations...........................................68
     8.15. Negative Pledge Clauses.......................................68
     8.16. Change in Accountants.........................................69


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     8.17.  Limitations on Certain Restrictive Covenants..................69
     8.18.  Payment of Indebtedness.......................................69

                                   ARTICLE IX

                       Events of Default and Acceleration

      9.1.  Events of Default.............................................70
      9.2.  Agent to Act..................................................73
      9.3.  Cumulative Rights.............................................73
      9.4.  No Waiver.....................................................73
      9.5.  Allocation of Proceeds........................................73

                                    ARTICLE X

                                    The Agent

     10.1.  Appointment, Powers, and Immunities...........................75
     10.2.  Reliance by Agent.............................................75
     10.3.  Defaults......................................................76
     10.4.  Rights as Lender..............................................76
     10.5.  Indemnification...............................................76
     10.6.  Non-Reliance on Agent and Other Lenders.......................77
     10.7.  Resignation of Agent..........................................77
     10.8.  Sharing of Payments, etc......................................77
     10.9.  Fees..........................................................78

                                   ARTICLE XI

                                  Miscellaneous

     11.1.  Assignments and Participations...............................79
     11.2.  Notices......................................................80
     11.3.  Right of Set-off; Adjustments................................82
     11.4.  Survival.....................................................82
     11.5.  Expenses.....................................................82
     11.6.  Amendments and Waivers.......................................83
     11.7.  Counterparts.................................................83
     11.8.  Termination..................................................83
     11.9.  Indemnification; Limitation of Liability.....................84
     11.10. Severability.................................................85
     11.11. Entire Agreement.............................................85
     11.12. Agreement Controls...........................................86
     11.13. Usury Savings Clause.........................................86

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     11.14. Governing Law; Waiver of Jury Trial..........................86
     11.15. Status of Debt...............................................87
     11.16. Existing Letters of Credit...................................87



     EXHIBIT A     Applicable Commitment Percentages.....................A-1
     EXHIBIT B     Form of Assignment and Acceptance.....................B-1
     EXHIBIT C     Notice of Appointment (or Revocation) of Authorized
                   Representative........................................C-1
     EXHIBIT D-1   Form of Borrowing Notice--Revolving Credit Loans......D-1-1
     EXHIBIT D-2   Form of Borrowing Notice--Swing Line Loans............D-2-1
     EXHIBIT E     Form of Interest Rate Selection Notice................E-1
     EXHIBIT F-1   Form of Revolving Note................................F-1-1
     EXHIBIT F-2   Form of Swing Line Note...............................F-2-1
     EXHIBIT G     Form of Opinion of Borrower's Counsel.................G-1
     EXHIBIT H     Compliance Certificate................................H-1
     EXHIBIT I     Form of Subsidiary Guaranty...........................I-1
     EXHIBIT J     Terms of Subordination................................J-1
     EXHIBIT K     Form of Cash Collateral Account Agreement.............K-1
     EXHIBIT L     Confidentiality Agreement.............................L-1

     Schedule 6.4  Subsidiaries and Investments in Other Persons.........S-1
     Schedule 6.6  Indebtedness..........................................S-2
     Schedule 8    Investment Guidelines.................................S-4


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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of September 30, 1997 (the "Agreement"), is made by and among DATA GENERAL CORPORATION, a Delaware corporation (the "Borrower"), NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), the BANK OF NEW YORK, a New York chartered bank, and FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States, each in their capacity as Co-agents for the Lenders, and NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.7 hereof, the "Agent");

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a Revolving Credit Facility (as hereafter defined) of up to $110,000,000, the proceeds of which are to be used to redeem certain existing indebtedness and for working capital, capital expenditures, permitted acquisitions and general corporate purposes and which shall include a letter of credit subfacility of up to $15,000,000 for the issuance of standby and commercial letters of credit and a swing line subfacility of up to $5,000,000; and

         WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrower and NationsBank is willing to make the swing line facility available to the Borrower, all upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms
                              ---------------------

1.1. Definitions.
     ------------

For the purposes of this Agreement, in additionto the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such controlling equity interest or upon exercise of an option or warrant for,


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         or conversion of securities into, such equity interest,  or (ii) all or substantially all the assets of another Person or a line of business or business segment of another Person.

                  "Advance" means any of a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1 hereof.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:


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                                Applicable Margin
                                -----------------

     Consolidated          Eurodollar Rate and
     Leverage Ratio        Letter of Credit Fee     Base Rate   Commitment Fee
--------------------------------------------------------------------------------
 (a) Less than .75 to 1.00         .875%                0%            .250%

 (b) Less than 1.50 to 1.00
     but greater than or equal
     to .75 to 1.00               1.1250%               0%            .350%

 (c) Less than 2.25 to 1.00
     but greater than or equal
     to 1.50 to 1.00              1.250%                0%            .375%

 (d) Greater than or equal
      to 2.25 to 1.00             1.375%             .250%            .500%


         The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 7.1(a)(ii) and Section 7.1(b)(ii) hereof, subject to review and approval of such computations by the Agent, and shall be effective commencing on the date such certificate is received until the date on which a new certificate is delivered; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 7.1 hereof, then the Applicable Margin shall be 1.375% for Eurodollar Rate Loans and the fee for Letters of Credit under Section 4.3 hereof, .250% for Base Rate Loans and .500% for the Commitment Fee, in each case, from the date such certificate was required to be delivered, until the appropriate certificate is so delivered. From the Closing Date until the date on which the certificate for the period ending December 31, 1997 is delivered, the Applicable Margin shall be 1.250% for Eurodollar Rate Loans and the fee for Letters of Credit, 0% for Base Rate Loans and .375% for the Commitment Fee.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection

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
         with an assignment of a Lender's interest under this Agreement pursuant to Section 11.1 hereof.

                  "Authorized Representative" means any of the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, Treasurer and Controller of the Borrower or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

                  "Available Revolving Credit Commitment" means an amount equal to the excess, if any, of (a) the Total Revolving Credit Commitment over (b) the aggregate Revolving Credit Outstandings.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Revolving Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means either (i) a Base Rate Loan made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) a Base Rate Loan made to pay NationsBank with respect to Swing Line Outstandings;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms attached hereto as Exhibits D-1 and D-2, respectively;

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and Texas are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Dallas, Texas.

                  "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items


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

         that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 7.1(a) or (b) hereof, and
         (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Cash Collateral Account Agreement" means a Cash Collateral Account Agreement between the Borrower and the Agent in the form of Exhibit K hereto, as amended, modified or supplemented from time to time.

                  "Change of Control" means, at any time:

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower; or

                           (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than (A) the death, disability or retirement of a director or (B) the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                           (iii)  any  Person or two or more  Persons  acting in
                  concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.


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

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 4.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Confidentiality Agreement" means a Confidentiality Agreement in the form of Exhibit L hereto;

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in
         Section 6.6(a);

                  "Consolidated Accounts Receivable" means the amount of all accounts receivable of the Borrower and its Subsidiaries less all reserves with respect thereto, including without limitation reserves for past due and doubtful accounts, determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Accounts Payable" means the amount of all unpaid obligations of the Borrower and its Subsidiaries for the payment of the price of goods purchased or leased (other than pursuant to a Capital Lease) by or services rendered to the Borrower or the Subsidiaries and determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated EBIT" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation, the difference of Consolidated EBITDA less amortization and depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
         (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that for each of the first four fiscal quarters following any Acquisition, the calculation of Consolidated EBITDA for each Four-Quarter Period ending on the last day of each such fiscal quarter shall include the historical financial performance of the acquired business for that portion of such Four-Quarter Period occurring prior to such Acquisition.

                  "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the


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

         ratio of (i) Consolidated EBIT plus Consolidated Lease Payments for such period, to (ii) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense, and (ii) Consolidated Lease Payments for such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Funded Indebtedness" means, with respect to the Borrower and its Subsidiaries, at any time as of which the amount thereof is to be determined, the sum of (i) Indebtedness for Money Borrowed of the Borrower and its Subsidiaries at such time, (ii) all direct Guaranties of Indebtedness for Money Borrowed of a Person other than a Consolidated Subsidiary at such time and (iii) the face amount of all outstanding letters of credit issued for the account of the Borrower or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with Generally Accepted
         Accounting Principles applied on a Consistent Basis, less up to $10,000,000 in aggregate face amount of letters of credit issued in support of performance of Subsidiaries under agreements entered into in the ordinary course of business.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries for such period, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, of the Borrower and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Funded Indebtedness (as determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently prior to) such date).

                  "Consolidated Liquidity Ratio" means, as of the date of computation thereof, the ratio of (i) the sum of cash plus Eligible Securities of the Borrower and its Subsidiaries plus Consolidated Accounts Receivable to (ii) the sum of Consolidated Funded

         Indebtedness less the principal amount of all Indebtedness outstanding under the Indenture plus Consolidated Accounts Payable.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations and income of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of interest income and dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 8.1(c) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), plus (iv) the amount of unrealized gain (or if a loss, minus such amount) on marketable securities plus (v) software research and development costs required to be capitalized, minus (v) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Subsidiary" means any Subsidiary of the Borrower whose financial information and operations are required to be consolidated in the financial statements of the Borrower pursuant to GAAP.

                  "Consolidated  Tangible  Net Worth"  means,  as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at Consolidated Shareholders' Equity) (i) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, and (ii) the net book value of all assets which would be treated as intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), unamortized debt discount and expense, patents, trademarks, trade names, copyrights, franchises and licenses, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Contingent Obligation" of any Person means all Guaranties and other contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accord ance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the
         "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1) to purchase such Indebtedness or other obligation
                  or any property or assets constituting security therefor;

                           (2) to advance or supply  funds in any manner (i) for
                  the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien,  security  interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease  property or to purchase  securities  or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5) otherwise to assure the owner of the Indebtedness
                  or such obligation of the primary obligor against loss in respect thereof.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.8 or Article IV hereof of one Type of Loan into another Type of Loan.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and
         (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,
         (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the New York Stock Exchange or any national securities exchange or automated national market system with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 7.1(a) hereof,
         (B) the capital stock of any Subsidiary shall be valued as determined by a committee composed of the disinterested members of the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 7.1(a) hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  "Credit Facilities" means, collectively, the Revolving Credit Facility and the Letter of Credit Facility.

                  "Credit Party" means, collectively or individually as the context may indicate, the Borrower, and each Guarantor.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar rate applicable to such Loan, and thereafter a rate of interest perannum which shall be two percent (2%) above the Base Rate, (ii) with respect to each Base Rate Loan and Reimbursement Obligations, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic" means, with respect to any Subsidiary, an entity which is organized under the laws of the District of Columbia or one of the states comprising the United States of America.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.1 hereof, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower, provided, however, that neither the Borrower nor an Affiliate shall qualify as an Eligible Assignee.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                           (a) Government Securities maturing no later than two years from the date of purchase thereof;

                           (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, having a maturity and rating complying with the investment guidelines for such obligations set forth on
                  Schedule 8 hereto;

                           (c) interest  bearing demand or time deposits  issued
                  by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and having a rating complying with the investment guidelines for such deposits set forth on Schedule 8 hereto;

                           (d) Municipal Obligations maturing no later than one
                  year from the date of issuance thereof;

                           (e) Money  Market  Funds with  minimum  net assets of
                  $300,000,000 and a dollar weighted portfolio maturity of 90 days or less as stated in the most recent report to shareholders of such Money Market Funds.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time within the last six (6) calendar years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment not constituting Indebtedness exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary (other than securities issued to the Borrower or another Subsidiary).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
         (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                                     Interbank Offered Rate
                   Eurodollar Rate = ----------------------  + Applicable Margin
                                     1 - Reserve Requirement

                 "Event of Default" means any of the occurrences set forth as such in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Existing Letters of Credit" means all letters of credit issued and outstanding under the Existing Letter of Credit Agreement.

                  "Existing Letter of Credit Agreement" means that certain Letter of Credit and Reimbursement Agreement dated as of December 21, 1994 by and among the Agent, the Borrower and certain lenders party thereto under which the Existing Letters of Credit were issued.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for such issued and undrawn Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of
         Section 9.1(l)(B) hereof, (b) all Swap Agreements shall have been terminated, expired or cash collateralized in a manner substantially similar to the terms of the Cash Collateral Account Agreement, (c) all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fiscal Year" means the annual fiscal period of the Borrower ending on the last Saturday in each September.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America or any federal department or agency thereof.

                  "Governmental   Authority"  shall  mean  any  Federal,  state,
         municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guaranties"  means all  obligations  of the  Borrower  or any
         Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

                  "Guarantors" means, at any date, all Domestic Subsidiaries that are Material Subsidiaries on the Closing Date and all further Domestic Subsidiaries who are required to be parties to a Subsidiary Guaranty at such date pursuant to Section 7.19 hereof.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Hedging  Obligations"  means any and all  obligations  of the
         Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or currency exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate

         "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all executory obligations arising under Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Guaranties, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

                  "Indebtedness  for Money  Borrowed"  means with respect to any
         Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

                  "Indenture" means that certain Indenture dated as of May 21, 1997 pursuant to which the Borrower has issued its 6.0% subordinated convertible debentures due 2004 in an original aggregate principal amount of $212,750,000.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the

         Authorized   Representative  three  (3)  Business  Days  prior  to  the beginning of such Interest Period; provided, that,

                            (i) if the Authorized Representative fails to notify
                  the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                           (ii) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                           (iii) any  Interest  Period  which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iv) no Interest Period shall extend past the Stated Termination Date; and

                            (v) there shall not be more than six (6) Interest Periods in effect on any day.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

                  "Issuing Bank" means NationsBank as issuer of Letters of Credit under Article III hereof and any successor thereto that is a Lender.

                  "Letter of Credit" means a standby or commercial letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower in favor of a Person advancing credit to or securing an obligation for the benefit of the Borrower or its Subsidiaries.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an
         aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit  Facility"  means the facility  described in
         Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus any Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any of the Revolving Loans.

                  "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranties, the Cash Collateral Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed and delivered in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Material  Adverse Effect" means a material  adverse effect on
         (i) the business, properties, operations or condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Material Subsidiary" means any direct or indirect Domestic Subsidiary of the Borrower which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 7.1(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 6.6) (the "Required Financial Information")) or (ii) has income equal to or greater than 5% of Consolidated Net Income (calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean Domestic Subsidiaries of the Borrower that together with the Borrower account for not less than 70% of Consolidated Total Assets (calculated as described above) and 90% of Consolidated Net Income; provided further that if more than one combination of Domestic Subsidiaries satisfies such threshold, then those Domestic Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower.

                  "Money Market Funds" means open-ended mutual funds that (i) invest in first tier commercial paper, banker's acceptances, repurchase agreements, government securities, certificates of deposit and other highly liquid securities paying money market rates of interest, (ii) seek to maintain a constant net asset value of $1.00 per share and
         (iii) are rated AAA or better by S&P.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA
         Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated A-1 or AA-or better by S&P and P-1 or Aa3 or better by Moody's.

                  "Nationally Recognized Standing" means with respect to any firm of certified public accountants, any "Big Six" accounting firm or other firm as may be recognized in writing as acceptable to the Agent.

                  "NationsBank" means NationsBank of Texas, National Association

                  "NCMI" means NationsBanc Capital Markets, Inc .and its
                   successors.

                  "Net Proceeds" means cash payments received by the Borrower from an Equity Offering as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance.

                  "Note or Notes" means the Revolving Notes and the Swing Line Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities  of  Borrower  to  any  Lender  which  arise  under  a Swap
         Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NCMI hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational, partnership action (including any required shareholder, member or partner action) or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings and Revolving Credit Outstandings on such date.

                  "Participation" means, (i) with respect to any Lender (other than NationsBank) in connection with a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of such Swing Line Loan and
         (ii) with respect to any Lender (other than the Issuing Bank) in connection with a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof;

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Permitted Liens" has the meaning given to such term in
         Section 8.3 hereof.

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

                  "Principal Office" means the principal office of NationsBank, presently located at 901 Main Street, TX1-492-14-11, Dallas, Texas 75202, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Base Rate Refunding Loans pursuant to Section 4.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Required Financial Information" has the meaning given to such term in the definition of "Material Subsidiary."

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings, plus (ii) the amount of such Lender's Applicable Commitment Percentage of Swing Line Outstandings and plus (iii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, for the purpose of this definition only, (x) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (y) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Letter of Credit Outstandings shall be deemed to be held by Issuing Bank and (z) if any Lender shall have failed to pay to NationsBank upon demand its Applicable Commitment Percentage of any Swing Line Loan when required pursuant to Section 2.13(c), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank.

                  "Responsible Officer" means, the Chief Executive Officer, Chief Financial Officer, President or General Counsel of the Borrower or, with respect to matters relating to specific areas of the Borrower's business, each executive officer of the Borrower managing or responsible for oversight of such area.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend or other distribution payable (i) solely in shares of a class of stock to the holders of that class or (ii) in shares of common stock to the holders of any class of stock; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower or solely in shares of common stock) now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving  Credit  Facility" means the facility  described in
         Article II hereof providing for Revolving Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving  Credit  Termination  Date"  means the  earliest to occur of (i) the Stated Termination Date or (ii) the date of termination of Lenders' obligations pursuant to Section 9.1 hereof upon the occurrence of an Event of Default, or (iii) the Facility Termination Date.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article II hereof.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.5 hereof substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

                  "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Company, Inc.

                  "Significant Subsidiary" means each Material Subsidiary and any non-Material Subsidiary of the Borrower which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent date for which the Agent has received the Required Financial Information) or (ii) has income equal to or greater than 5% of Consolidated Net Income (calculated for the most recent period for which the Agent has received the Required Financial Information).

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                            (i) the  fair  value  of its  assets  (both  at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations (calculated for the purposes hereof at the amount which, in light of all facts and circumstances at the time, could reasonably be expected to become an actual or mature liability); and

                            (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                            (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means September 30, 2000.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

                  "Subsidiary Guaranty" means each Guaranty Agreement between one or more Material Subsidiaries and the Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to
         Section 7.19 hereof, as the same may be amended, supplemented or replaced from time to time.

                  "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Lenders, which agreements create Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender.

                  "Swing Line" means the revolving line of credit established by NationsBank pursuant to Section 2.13.

                  "Swing Line Loans" means loans made by NationsBank pursuant to
         Section 2.13.

                  "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to NationsBank substantially in the form attached hereto as Exhibit F-2.

                  "Swing   Line   Outstandings"   means,   as  of  any  date  of
         determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension

         Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or
         (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  "Total Letter of Credit Commitment" means an amount not to exceed $15,000,000.

                  "Total Revolving Credit Commitment" means a principal amount equal to $110,000,000, as reduced from time to time in accordance with
         Section 2.7 hereof.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.2.     Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Article 1, 5, 8 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references
         to  articles,  sections,  paragraphs,   clauses,  annexes,  appendices,
         exhibits and schedules in or to this Agreement.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term.

                  (h) All dates and times of day specified herein shall refer to such dates and times at Dallas, Texas.

                  (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                          The Revolving Credit Facility
                          -----------------------------


2.1.     Revolving Loans.
         ----------------

                  (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the aggregate amount of Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 2.7 hereof, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by
Section 4.5.

                  (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the aggregate amount of Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Revolving Loan hereunder, other than Base Rate Refunding Loans and Swing Line Loans, and each Conversion under Section 2.8 hereof, shall be in an amount of at least $1,000,000, and, if greater than $1,000,000, an integral multiple of $100,000.

                  (c) Advances. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) on or prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(c)(iv) hereof) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate

Loans) on or prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall specify the amount of the borrowing, the Type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 12:00 P.M. on the same day as the Agent's receipt of such notice.

         (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made immediately available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

         (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than six (6) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c)(i) or 2.8 hereof, the Borrower shall be deemed to have elected to request such Advance to be, or Convert such Loan to, or Continue such Loan as, a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.8 hereof.

         (iv)  Notwithstanding  the  foregoing,  if a drawing  is made under any
Letter of Credit, such drawing is honored by the Issuing Bank prior to the Revolving Credit Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation, as applicable, in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:00 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall Continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.8 hereof.


2.2.  Payment of Interest.
      --------------------

                  (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1 hereof; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise) or if any other Event of Default shall have occurred and be continuing hereunder, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate from the date such Event of Default occurred until the date such Event of Default is cured or waived.

                  (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing September 30, 1997 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three
(3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Revolving Loan.


2.3.   Payment of Principal.
       --------------------

The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal

Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 4.5 hereof. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $100,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(c)(iv) or Section 2.8 hereof.


2.4. Manner of Payments.
     ------------------

                  (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 1:00 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

                  (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 1:00 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

                  (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.


2.5. Notes.
     ------

                  (a) Revolving Loans made by each Lender shall be evidenced by a Revolving Note payable to the order of such Lender in the respective amount of its Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

                  (b) Swing Line Loans made by NationsBank shall be evidenced by the Swing Line Note payable to the order of NationsBank, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

2.6. Pro Rata Payments.
     ------------------

Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in
Section 2.10 hereof shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received infully collected, immediately available funds from the Borrower.


2.7.  Reductions.
      -----------

The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment and the Revolving Credit Commitment of each Lender pro rata. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the aggregate principal amount of Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest
Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 4.5 hereof.


2.8. Conversions and Elections of Subsequent Interest Periods.
     --------------------------------------------------------

                  (a) Upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, the Borrower may Convert all or a part of Eurodollar Rate Loans under the Revolving Credit Facility to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

                  (b) Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in
Article IV hereof, the Borrower may, upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or
Conversion:

                           (i) elect a subsequent  Interest  Period for all or a
                  portion of Eurodollar Rate Loans under the Revolving Credit Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                           (ii) Convert Base Rate Loans under the Revolving
                  Credit Facility to Eurodollar Rate Loans on any Business Day.

Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article IV hereof. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 12:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.


2.9. Increase and Decrease in Amounts.
     ---------------------------------

The amount of the Total Revolving Credit  Commitment which shall be available to
the  Borrower  as  Advances  shall  be  reduced  by  the  aggregate   amount  of
Outstandings.


2.10. Commitment Fee.
      ---------------

For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee equal to the Applicable Margin for the Commitment Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the Outstandings (without giving effect to Swing Line Outstandings except in the case of NationsBank). Such fees shall be due in arrears on the last Business Day of each March, June, September and December, commencing September 30, 1997 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.


2.11.  Deficiency  Advances.
       ---------------------

No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower under the Revolving Credit Facility as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon,from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.


2.12. Use of Proceeds.
      ----------------

The  proceeds  of the Loans  made  pursuant  to the  Revolving  Credit  Facility
hereunder  shall  be  used  by  the  Borrower  for  working   capital,   capital
expenditures, permitted Acquisitions and general corporate purposes.


2.13. Swing Line.
      -----------

                 a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Facility Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if NationsBank has received written notice from the Borrower or a Lender that the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $5,000,000 or (iii) if after giving effect to such Swing Line Loan, the aggregate amount of all Outstandings exceeds the Total Revolving Credit Commitment. Swing Line Loans shall bear interest at the Base Rate. The Borrower may borrow, repay and reborrow under this Section 2.13. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $100,000 or, if greater, in amounts which are integral multiples of $50,000, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative made to NationsBank not later than 2:00 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in the minimum amount of $500,000 or an integral multiple of $50,000 in excess thereof, or the aggregate amount of all Swing Line Outstandings. If an Authorized Representative instructs NationsBank to debit any demand deposit account of a Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 2:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day. Each Swing Line Loan shall be repaid by the Borrower on or before the tenth Business Day following the day such Swing Line Loan is made.

                 (b) The interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 2.2 and 2.4 with respect to interest on Base Rate Loans except as otherwise set forth in
Section 2.13(a) above. The Swing Line Outstandings shall be evidenced by th Note delivered to NationsBank pursuant to Section 2.5.

                 (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed to be (i) provided that the conditions to making Loans shall be satisfied, a Base Rate Refunding Loan pursuant to Section 2.1 until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.8, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank pursuant to clause (ii) above shall be absolute and unconditional and shall not be affected by the occurrence or continuance of a Default or an Event of Default, the failure to satisfy any condition to the making of a Loan or any other occurrence or event.

                  (d) The Borrower at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide to NationsBank from the proceeds of such Advance the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.1(c)(ii) and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date.




                                   ARTICLE III
                                   -----------

                                Letters of Credit
                                -----------------


3.1.  Letters of Credit.
      -----------------

                  (a) The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment, (ii) no Letter of Credit shall be issued if, after giving effect thereto, the aggregate amount of Outstandings shall exceed the Total Revolving Credit Commitment and (iii) no Letter of Credit shall be issued if the Issuing Bank has received written notice from the Borrower or a Lender that the Borrower is not in compliance with all of the conditions to issuance of a Letter of Credit set forth in this Agreement.

                  (b) No Letter of Creditshall have an initial expiry date occurring later than the earlier to occur of twelve (12) month after the date of its issuance or the fifth Business Day prior to the Stated Termination Date; provided, however, that each Letter of Credit may by its terms automatically extend its then existing expiry date for an additional twelve (12) month period (an "Extension Period") provided (i) the Agent has not given notice to the Borrower and the beneficiary of such Letter of Credit of its election not to renew such Letter of Credit, such notice to be given at least sixty (60) days prior to the then existing expiry date of such Letter of Credit and (ii) such Letter of Credit shall have been cash-collateralized in a manner consistent with the terms of Section 9.1(B) hereof. Each Letter of Credit may have any number of consecutive Extension Periods provided no notice, as described above has been delivered by the Agent; provided, however, no Letter of Credit shall have an Extension Period ending after the date which is twelve (12) months following the fifth Business Day prior to the Stated Termination Date. After the Stated Termination Date, no Lender shall be deemed to have a Participation in a Letter of Credit having an Extension Period which continues beyond the Stated Termination Date to the extent such Lender has delivered to the Agent and each other Lender written notice of its election not to renew its Participation in such Letter of Credit, such notice to be given at least seventy-five (75) days prior to the existing expiry date of such Letter of Credit. Notwithstanding the foregoing provisions of this Section 3.1(b), no Letter of Credit providing for confirmation by a confirming bank or a nominated Person shall have an expiry date later than 45 days preceding the Stated Termination Date (or, if subject to an Extension Period continuing past the Stated Termination Date, 45 days preceding the date which is twelve(12) months following the Stated Termination
Date).


3.2.     Reimbursement.
         -------------

                  (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1 hereof) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iv) hereof, amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

                  (b) In accordance with the provisions of Section 2.1(c)(iv) hereof, the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under
Section 3.2(a) hereof, each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

                           (i) Each Lender  (other than the Issuing Bank) shall,
                  subject to the terms and conditions of Article II, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any Reimbursement Obligation under a Letter of Credit, such funds to be provided in the manner described in Section 2.1(c)(iv) hereof.

                           (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section
                  2.1(c)(iv)(B) hereof, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with Section 2.1(c)(iv)(A) hereof or otherwise.

                           (iii) Each Lender's obligation to make payment to the
                  Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iv) hereof and this Section 4.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by Section 2.1(c)(iv) hereof or this Section 3.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.1(c) hereof until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

                           (iv)  In  the  event  the  Lenders   have   purchased
                  Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment of such Reimbursement Obligation (including any payment of interest pursuant to Section 3.2(a) hereof), in whole or in part, is received by Issuing Bank in fully collected, immediately available funds from the Borrower, Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment.

                  (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article V hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision,
International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                  (f) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (g) Subject to and without limiting the generality of the provisions of Section 11.9 hereof, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable and documented out-of-pocket costs and expenses which the Issuing Bank, such other Lender or the Agent incurs by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree.

                  (h) Without limiting Borrower's rights as set forth in Section 3.2(g) hereof, the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of  validity  or  enforceability  of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related LC Documents;

                           (iii) the  existence  of any claim,  setoff,  defense
                  (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute  between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                           (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.


3.3.  Letter of Credit Facility  Fees.
      --------------------------------

The Borrower shall pay to the Agent (a) for the pro rata benefit of the enders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for the fee for Letters of Credit and (b) for the benefit of the Issuing Bank, 0.125% per annum based on the aggregate amount available to be drawn on each outstanding Letter of Credit. Such fees shall be due quarterly in arrears on the last day of each March, June, September and December the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.


3.4.  Administrative Fees.
      --------------------

The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any,in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                   ARTICLE IV
                                   ----------

                             Change in Circumstances
                             -----------------------


4.1.  Increased Cost and Reduced Return.
      ----------------------------------

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                         (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Loans, Letters of Credit, its Note, or its obligation to make Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office) and taxes for which indemnification is provided under Section 4.6 hereof;

                        (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                       (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Loans or Letters of Credit, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 4.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 4.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.


 4.2. Limitation on Types of Loans.
      ----------------------------

If on or prior to the first day of any Interest  Period for any Eurodollar  Rate
Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.


4.3.  Illegality.
      -----------

Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans herunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4 shall be applicable).


4.4.  Treatment of Affected  Loans.
      -----------------------------

If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type") , such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.


4.5. Compensation
     ------------

Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall compensate it for any loss, cost, or reasonable expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.1 hereof) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Article V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion,
         Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Any Lender claiming compensation under this Section 4.5 shall furnish to the Borrower and the Agent a statement setting forth in reasonable detail the calculation of amounts to be paid to it hereunder.


4.6.  Taxes.
      ------

                    (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof, other than to the extent such income or franchise tax is imposed solely as a result of the activities of the Agent or a Lender pursuant to or in respect of this Agreement or any of the other Loan Documents (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 11.2 hereof, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In  addition,  the  Borrower  agrees  to pay  any  and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) a properly completed Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) a properly completed Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States backup withholding, and
(iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue
Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
Section 4.6(d) hereof (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) hereof with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request and at such Lender's cost to assist such Lender to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.6 shall survive until the first anniversary of the Facility Termination Date.

                  (i) If the Borrower makes any additional payment to any Lender pursuant to this Section 4.6 in respect of any Taxes, and such Lender determines that it has received (i) a refund of such Taxes, or (ii) a credit against, relief or remission for, or a reduction in the amount of, any taxes or other governmental charge as a result of any deduction or credit for any Taxes with respect to which it has received payments under this Section 4.6, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as shall be reasonably determined by such Lender to be solely attributable to the deduction or withholding of such Taxes. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 4.6(i), the Borrower shall upon demand of such Lender promptly repay the amount of such overpayment. Nothing in this Section 4.6(i) shall be construed as requiring such Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of such Lender.

                                    ARTICLE V
                                   -----------

            Conditions to Making Loans and Issuing Letters of Credit
            -------------------------------------------------------


5.1.  Conditions  of Initial  Advance of  Revolving  Loans and  Initial
      -----------------------------------------------------------------
Issuance  of Letters  of  Credit.
--------------------------------

The obligations of the Lenders to make the initial Advance under the Revolving Credit Facility and of NationsBank to make any Swing Line Loan and of the Issuing Bank to issue any Letter of Credit, are subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                            (i) executed  originals  of each of this  Agreement,
                  the Notes, the initial Subsidiary Guaranties and the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable  written  opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary, or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv)  specimen  signatures of officers of each of the
                  Credit Parties executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                            (v) the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) the  Operating  Documents  of each of the Credit
                  Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificates  issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                           (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could reasonably be likely to have a Material Adverse Effect;

                           (ix) notice of appointment of the initial Authorized Representative(s);

                            (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 8.1(a) through 8.1(d) hereof as of the Closing Date, substantially in the form of Exhibit H;

                           (xi) evidence of all insurance required by the Loan Documents;

                           (xii) an initial Borrowing Notice, if any, and, if
                  elected by the Borrower, Interest Rate Selection Notice;

                           (xiii) evidence that all fees payable by the Borrower
                  on the Closing Date to the Agent, NCMI and the Lenders have been paid in full;

                           (xiv) a certificate of an Authorized Representative as to the matters set forth in Section 5.1(b) hereof; and

                           (xv) such other documents, instruments,  certificates
                  and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

                  (b)  In the good faith judgment of the Agent and the Lenders:

                            (i) there shall not have  occurred  (A) any material
                  adverse change in the business, assets, revenues, operations or condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole since June 28, 1997 and (B) any event, condition, situation or status of, or change in the facts, assumptions or information regarding, the Borrower and its Subsidiaries, since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation,  action,  suit,  investigation or
                  other arbitral, administrative or judicial proceeding before any arbitrator or Governmental Authority shall be pending or threatened which purports to affect the transactions contemplated under the Loan Documents or which could reasonably be likely to result in a Material Adverse Effect;

                           (iii) the  Credit  Parties  shall have  received  all
                  approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound; and

                           (iv) there shall not have  occurred and be continuing
                  a material adverse change in the market for syndicated credit facilities similar in nature to the Facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Agent in its reasonable discretion; and

                  (c) the Existing Letter of Credit Agreement shall have been terminated and all letters of credit outstanding thereunder shall be deemed Letters of Credit hereunder.


5.2.   Conditions  of  Revolving  Loans  and  Letter  of  Credit.
       ----------------------------------------------------------

The obligations of the Lenders to make any Revolving Loans and of NationsBank to make any Swing Line Loan and the Issuing Bank to issue Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a)  the  Agent  (or,   in  the  case  of  Swing  Line  Loans,
         NationsBank)  shall have  received a  Borrowing  Notice if  required by
         Article II hereof;

                  (b) the representations and warranties of the Credit Parties set forth in Article VI hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 6.6(a) hereof shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.1 hereof from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall reasonably request;

                  (d) at the time of (and after giving effect to) each Advance or Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and

                  (e)      immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance
                  of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Swing Line Loan, the aggregate principal
                  balance of all Swing Line Outstandings shall not exceed $5,000,000;

                           (iii) a Letter  of  Credit or  renewal  thereof,  the
                  aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (A) such Lender's Letter of Credit Commitment or (B) the Total Letter of Credit Commitment;

                           (iv) a Revolving  Loan, a Swing Line Loan or a Letter
                  of Credit or renewal thereof, the sum of all Outstandings shall not exceed the Total Revolving Credit Commitment.

                                   ARTICLE VI
                                   ----------

                         Representations and Warranties
                         ------------------------------

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

6.1.  Organization and Authority.
      ---------------------------

                  (a)  The  Borrower  and  each  Significant   Subsidiary  is  a
         corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower and each Significant Subsidiary (i) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (ii) is qualified to do business in every jurisdiction in which failure so to qualify could reasonably be likely to have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Material Subsidiary has the power and authority to execute, deliver and perform the Subsidiary Guaranty and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);


6.2. Loan Documents.
     --------------

The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action (including any required shareholder or partner approval) of such Credit Party required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party;


6.3. Solvency.
     --------

Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents;


6.4.  Ownership of the Borrower and its Subsidiaries.
      ----------------------------------------------

The Borrower has no Significant Subsidiaries other than those Persons listed as Significant Subsidiaries in Schedule 6.4 and additional Subsidiaries created or acquired after the Closing Date. Schedule 6.4 states as of the date hereof the organizational form of the Borrower and each Significant Subsidiary, the authorized and issued capitalization of the Borrower listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of the Borrower and the number or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of such class of capital stock or other equity interest of each Significant Subsidiary owned by Borrower or by any such Significant Subsidiary.

The outstanding shares or other equity interests of the Borrower and each such Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and the Borrower and each such Significant Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.4, free and clear of any Lien;


6.5. Borrower Ownership Interests.
     ----------------------------

Borrower  owns no  interest  in any  Person  other  than the  Persons  listed in
Schedule 6.4, equity investments in Persons not constituting Subsidiaries permitted under Section 8.6 hereof and additional Subsidiaries created or acquired after the Closing Date;


6.6. Financial Condition.
     --------------------

                  (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at September 28, 1996 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Price Waterhouse, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of consolidated balance sheets and related consolidated and consolidating statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine month period ending June 28, 1997.

         Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and six month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP, subject however, in the case of unaudited interim statements to normal, recurring year end audit adjustments;

                  (b) since September 28, 1996 there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or in the businesses, properties, performance, prospects or operations of the Borrower and its Subsidiaries taken as a whole, nor have such businesses or properties taken as a whole been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in Section 6.6(a) hereof or on Schedule 6.6 hereto, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any (i) Indebtedness, (ii) Contingent Obligation or (iii) other commitment or liability which remains outstanding or unsatisfied, which are material to the Borrower and its Subsidiaries taken as a whole;


6.7. Title to Properties.
     -------------------

The Borrower and each Material Subsidiary has good title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for Permitted Liens;


6.8. Taxes.
     ------

The Borrower and each of its Significant Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 6.6(a) hereof and as required by GAAP have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due and payable;


6.9. Other Agreements.
     -----------------

Neither the Borrower nor any Subsidiary is

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or would result in or require the creation of a Lien on the property or assets of any Credit Party; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect; or

                  (c) is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have, and no provision of applicable law or governmental regulation could reasonably be expected to have, a material adverse effect on the ability of the Borrower to carry out its obligations under this Agreement or any other Loan Document as such obligations become due.


6.10. Litigation.
      ----------

There is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of any Responsible Officer, threatened by or against the Borrower or any Subsidiary that (i) is reasonably likely to be determined adversely to the Borrower or such Subsidiary and which, if determined adversely to the Borrower or such Subsidiary, could reasonably be likely to have a Material Adverse Effect or (ii) questions the validity or enforceability of, or the ability of any Credit Party to perform under, any Loan Document;


6.11.  Margin Stock.
       -------------

The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;


6.12.  Investment Company; Public Utility Holding Company.
       --------------------------------------------------

Neither the Borrower nor any Subsidiary is (a) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.) or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended;


6.13. Intellectual  Property.
      -----------------------

To the knowledge of each Responsible Officer, each of the Credit Parties owns, or has a license or otherwise has the right to use, in all jurisdictions in which it carries on business, all patents (including all applications, renewals, reissues, extensions, divisions, continuations and extensions thereof) trademarks (including both registered and unregistered trademarks and applications therefor), service marks, trade names, copyrights (including all registrations, renewals, modifications and extensions thereof), and know-how and trade secrets of material importance to the conduct of its business as currently conducted (collectively, the "Intellectual Property"), without violating or conflicting with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary rights of any other Person, except where the failure to so own or have the right to use or such conflict could not reasonably be expected to have a Material Adverse Effect. None of the Intellectual Property is subject to any Lien other than Permitted Liens;


6.14.  No Untrue  Statement.
       ---------------------

Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty contained in the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading in any material respect, and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower to be valid and accurate at the time such projections were furnished to the Agent or such governmental authority, as the case may be;


6.15. No Consents, Etc.
      -----------------

Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship among the Borrower and its Subsidiaries and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;


6.16. Employee Benefit Plans.
      ----------------------

                  (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except to the extent non-compliance does not or is not reasonably expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency within the meaning of Section 412 of the

         Code with respect to any Pension Plan, whether or not waived, or any other material liability to the PBGC which remains outstanding other than the payment of premiums, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan which, if not contributed, could reasonably be expected to have a Material Adverse Effect;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA (determined in accordance with the assumptions used to compute the minimum funding standards under Section 302(b) of ERISA), did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules except for any compliance for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except to the extent non-compliance does not or is not reasonably expected to have a Material Adverse Effect;

                  (f) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;


6.17.  No Default.
       ----------

As of the date hereof, there does not exist any Default or Event of Default hereunder;


6.18.  Hazardous  Materials.
       --------------------

The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws except to the xtent non-compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which (i) calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, or (iii) which seeks to cause any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law to the extent any such non-compliance, suspension revocation or restriction, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

6.19.  Employment Matters.
       ------------------

                   (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the knowledge of a Responsible Officer, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than to the extent the foregoing arise in the ordinary course of business and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

                  (b) Except to the extent a failure to maintain compliance could not reasonably be expected to have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational afety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of a Responsible Officer, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

                                   ARTICLE VII
                                   -----------

                              Affirmative Covenants
                              ---------------------


         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:


7.1. Financial Reports,  Etc.
     ------------------------

                  (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis, except to the extent GAAP requires application of different accounting principles, and containing, with respect to the consolidated financial statements, opinions of Price Waterhouse, or other independent certified public accountants of Nationally Recognized Standing, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 8.1(a) through 8.1(d) hereof, which certificate shall be in the form of Exhibit H;

                  (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal
Year), deliver to the Agent and each Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 6.6(a) hereof with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(ii) hereof;

                  (c) together with each delivery of the financial statements required by Section 7.1(a)(i) hereof, deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 7.1(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.1(a)(i) hereof, they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower by independent accountants in connection with any annual or special audit of the Borrower;

                  (e) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding
Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;


7.2.  Maintain Properties.
      -------------------

Maintain all properties of any Credit Party necessary to its operations in good working order and condition, as reasonably necessary to conduct its business as currently conducted or as contemplated hereby and in accordance with customary and prudent business practices;


7.3. Existence,  Qualification,  Etc.
     --------------------------------

Except as otherwise expressly permitted under Sections 8.5 and 8.7 hereof, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so preserve and keep or maintain the same or to so qualify could not reasonably be expected to have a Material Adverse Effect;


7.4. Regulations  and Taxes.
     -----------------------

Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all material taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any material portion of any Credit Party's properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which all reserves with respect thereto as may be required by GAAP have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;


 7.5. Insurance.
      ----------

                  (a) Keep all of its insurable properties adequately insured at all times with financially sound and responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as is consistent with past practice,

                   (b) maintain general public liabilityinsurance at all times with responsible insurance carriers against liability on account of damage to persons and property,

                   (c) maintain insurance against interruption of its business operations and,
                   (d) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes), all such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than is consistent with past practice. Each of the issuers of the policies of insurance described in this Section 7.5 shall undertake to provide the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner;


7.6. True Books.
     -----------

Keep true books of record and account in which, to the extent required by GAAP, full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;


7.7. Right of Inspection.
     --------------------

Permit any Person designated by any Lender or the Agent (such Person to be subject to a Confidentiality Agreement) to visit and inspect at the Agent's or such Lender's expense any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice; provided that, upon and during the continuance of an Event of Default, all costs and expenses incurred in connection with any such visits and inspections shall be paid by the Borrower;


7.8. Observe  all Laws.
     ------------------

Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;


7.9. Governmental Licenses.
     ---------------------

Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;


7.10. Covenants Extending to Subsidiaries.
      ------------------------------------

Cause each of its Significant Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections
7.2 through 7.9, 7.18 and 7.19 hereof inclusive;


7.11.  Officer's  Knowledge of Default.
       -------------------------------

Upon any Responsible Officer obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or other Credit Party to any Lender, notify the Agent of the nature thereof, the period of existence thereof and what action the Borrower or other Credit Party proposes to take with respect thereto;

7.12. Suits  or  Other  Proceedings.
      -----------------------------

Upon any Responsible Officer obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any other Credit Party, making a claim or claims in an aggregate amount greater than $15,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;


7.13. Notice of Discharge of Hazardous Material or Environmental Complaint.
      ---------------------------------------------------------------------

Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Significant Subsidiary relating to any (a) material violation or alleged material violation by any applicable Environmental Law; (b) release or threatened release by the Borrower or any Significant Subsidiary on any facility or property owned or leased or operated by the Borrower or any Significant Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Significant Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;


7.14. Environmental  Compliance.
      --------------------------

If the Borrower or any Significant Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or such Significant Subsidiary is liable for any material cost of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Significant Subsidiary to remove or remedy, such violation or release or satisfy such liability unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Significant Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made, and no Liens in connection therewith shall have attached to any property of the Borrower or the applicable Significant Subsidiary which shall have become enforceable against creditors of such Person and which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;


7.15. Indemnification.
      ---------------

Subject to and without limiting the generality of Section 11.9 hereof, the Borrower hereby agrees to indemnify and hold the Agent, the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and documented out-of-pocket expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary;

7.16. Further  Assurances.
      --------------------

At the Borrower's cost and expense, upon written request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents and certificates and do and cause to be done such further acts that may be reasonably necessary to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents;



7.17. Employee Benefit Plans.
      -----------------------

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan),
         (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Pension Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date which, if not made could reasonably be expected to have a Material Adverse Effect;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a) and (b) and within sixty (60) days of the filing of the annual report for purposes of clause (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

7.18. Continued Operations.
      ---------------------

Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;


7.19. New Material Subsidiaries.
      -------------------------

Within 30 days of the acquisition or creation of any Material Subsidiary, or upon any existing Subsidiary becoming a Material Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following, as applicable:

                  (a) a Subsidiary Guaranty executed by such Material Subsidiary substantially in the form of Exhibit I; and

                  (b) an opinion of counsel to such Material Subsidiary dated as of the date of delivery of the Subsidiary Guaranty and other Loan Documents provided for in this Section 7.19(a) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, which opinion shall include substantially identical opinions as those delivered to the Agent and the Lenders on the Closing Date with respect to comparable matters and from comparable jurisdictions and which opinion may include assumptions and qualifications, all of similar effect to those contained in the opinions of counsel delivered pursuant to Section 5.1(a) hereof.

                                  ARTICLE VIII
                                  ------------

                               Negative Covenants
                               ------------------

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary or Significant Subsidiary, as applicable, to violate any of the following provisions:


8.1. Financial Covenants.
     --------------------

The Borrower and its Subsidiaries will not:

                  (a) Consolidated Leverage Ratio. Permit at any time during any Four-Quarter Period of the Borrower, the Consolidated Leverage Ratio to be greater than 2.25 to 1.00.

                  (b) Consolidated Fixed Charge Ratio. Permit at any time during any Four - Quarter Period of the Borrower the Consolidated Fixed Charge Ratio to be less than 1.50 to 1.00.

                  (c)  Consolidated  Tangible  Net  Worth.  Permit  at any  time
         Consolidated Tangible Net Worth to be less than $375,000,000, such amount to be increased as at the first day of each fiscal quarter, beginning with the fiscal quarter ending December 31, 1997, by an amount equal to (a) fifty percent (50%) of Consolidated Net Income during the immediately preceding fiscal quarter, plus (b) one hundred percent (100%) of the Net Proceeds of any Equity Offering consummated during the immediately preceding fiscal quarter; provided, however, in no event shall the Consolidated Tangible Net Worth requirement be decreased as a result of a net loss of the Borrower and its Subsidiaries (i.e., negative Consolidated Net Income) for any fiscal quarter. Any increase calculated pursuant hereto shall be determined based upon financial statements delivered in accordance with Section 7.1(a) hereof; provided, however such increase shall be deemed effective as of the first day of the fiscal quarter in which such financial statements are delivered.

                  (d) Consolidated Liquidity Ratio. Permit at any time during any Four - Quarter Period of the Borrower the Consolidated Liquidity Ratio to be less than 1.50 to 1.00.


8.2. Acquisitions.
     ------------

Neither the Borrower, nor any Subsidiary shall enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition,
(iii) if the Cost of Acquisition shall exceed $25,000,000, the Borrower shall have furnished to the Agent a certificate in the form of Exhibit H prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, and pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (iv) the Cost of Acquisition, in the aggregate with all Costs of Acquisition during the Four-Quarter Period in which the Acquisition is closed, does not exceed twenty percent (20%) of Consolidated Tangible Net Worth as at the beginning of such Four-Quarter Period;


8.3. Liens.
     -----

Neither the Borrower nor any Significant Subsidiary shall incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Significant Subsidiary, other than the following (collectively "Permitted Liens"):

                  (a) Liens existing as of the date hereof and as set forth in
         Schedule 6.7;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP and which Liens are not yet enforceable;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP and which Liens are not yet enforceable;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure (or to obtain letters of credit that secure) the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations or tax obligations or refunds, and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Significant Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Significant Subsidiary; and



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

                  (f) purchase money Liens to secure Indebtedness permitted under Section 8.4(d) hereof, including any refinancing thereof permitted under Section 8.4(m) hereof, provided that no such Lien shall extend to any property other than the assets so purchased;

                  (g) Liens arising in connection with Capital Leases permitted under Section 8.4(f) hereof; provided that no such Lien shall extend to any property other than the assets subject to such Capital Leases;

                  (h) Liens on the property or assets of a Significant Subsidiary acquired after the date hereof securing Indebtedness permitted by Section 8.4(j) hereof, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien does not attach to any additional property or assets of such corporation (other than the proceeds of the property subject to such Lien on the date such corporation becomes a Subsidiary and after-acquired property of such corporation on which a Lien had been granted prior to such date) after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (i)  Liens   arising   pursuant  to  one  or  more  orders  of
         attachment, distraint or similar legal process issued in connection with one or more court proceedings (which may or may not be related) so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby do not exceed $2,500,000 in the aggregate and are being contested in good faith by appropriate proceedings diligently conducted; and

                  (j) other incidental Liens which do not individually or in the aggregate materially interfere with the use, occupancy or operation of any property to which they attach and which secured Indebtedness or obligations in an aggregate amount not greater than $5,000,000.


8.4.  Indebtedness.
      -------------

Neither the Borrower nor any Significant Subsidiary shall incur, create, assume or permit to exist any Indebtedness of the Borrower or any Significant Subsidiary,howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in Schedule 6.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date or to change any terms in a manner not permitted under Section 8.4(m) hereof with respect to any refinancing;

                  (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;



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

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indebtedness not to exceed an aggregate principal outstanding amount at any time of $15,000,000 incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% nor more than 100% of the purchase price or market value, whichever is less, of such assets as of the date of purchase thereof;

                  (e) Indebtedness arising from Hedging Obligations not prohibited under Section 8.14 hereof;

                  (f) Indebtedness consisting of Capital Leases not to exceed an aggregate amount outstanding at any time of $5,000,000;

                  (g) unsecured intercompany Indebtedness of the Borrower or any Material Subsidiary owing to any non-Guarantor Subsidiary, provided that such Indebtedness shall be subordinated upon terms substantially the same as set forth in Exhibit J hereto and, if evidenced by a note or other instrument, such instrument shall be non-negotiable;

                  (h) unsecured intercompany Indebtedness of the Borrower or any Material Subsidiary owing to a Material Subsidiary;

                  (i) Indebtedness of the Borrower or a Subsidiary hereunder incurred to fund part of the Cost of Acquisition in connection with an Acquisition permitted hereunder, provided such Indebtedness is owed to the selling party in such Acquisition and is evidenced by a promissory note which is subordinated to the Obligations hereunder on terms substantially the same as set forth in Exhibit J hereto;

                  (j) Indebtedness for Borrowed Money of a Person acquired in an Acquisition permitted under Section 8.2 hereof so long as (i) such Indebtedness is not incurred in contemplation of such Acquisition, and
         (ii) the aggregate principal amount of all such Indebtedness does not exceed $10,000,000;

                  (k) Indebtedness in connection with contingent lease obligations in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis arising from recourse lease transactions in an aggregate amount not in excess of $25,000,000;

                  (l) intercompany Indebtedness of non-Guarantor Subsidiaries permitted under Section 8.6(e) or (h) hereof;

                  (m) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (k) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (k) shall in no event exceed $5,000,000 at any time;


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

                  (n) Indebtedness consisting of short-term overdraft facilities arising in the ordinary course of business and consistent with past practice and to the extent repaid within 30 days of incurrence;

                  (o) Indebtedness of the Borrower consisting of Guaranties of performance obligations of Subsidiaries entered into in the ordinary course of business and consistent with past practice of the Borrower; and

                  (p) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred created, assumed or permitted under clauses (a), (d), (f), (g), (h),
         (i), (j), (k), (l) or (m) of this Section 8.4, provided that the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of or interest rate or rates and fees payable on such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, and (3) immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing.


8.5. Transfer of Assets;  Issuance of Capital Stock.
     -----------------------------------------------

                  (a) Neither the Borrower nor any Significant Subsidiary shall sell, lease, transfer or otherwise dispose of any of its assets, including any sale of any capital stock of a Significant Subsidiary (or any option, warrant or right to acquire such stock), other than (i) dispositions of inventory, demonstration equipment, or equipment on rotation in the ordinary course of business, (ii) dispositions of equipment which, in the aggregate during any Fiscal Year, have a fai market value or book value, whichever is less, of $10,000,000 or less and is not replaced by equipment having at least equivalent value,(iii) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Significant Subsidiary, iv) transfers of assets necessary to give effect to merger or consolidation liquidation or dissolution transactions permitted by Section 8.7 hereof and (v) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Significant Subsidiaries.

                  (b) The Borrower shall not permit any Significant Subsidiary to issue any shares of capital stock to any Person other than a Material Subsidiary or the Borrower.


8.6. Investments.
     ------------

Neither the Borrower nor any Significant Subsidiary shall purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except the Borrower and its Significant Subsidiaries may:

                  (a) own securities of any Person acquired in an Acquisition permitted hereunder and de minimis equity interests in any Person;


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

                  (b) own Eligible Securities;

                  (c) maintain investments existing as of the date hereof not otherwise provided for in this Section 8.6 and as set forth in Schedule
         6.4 hereof;

                  (d) create accounts receivable arising and provide trade credit granted in the ordinary course of business and own any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (e) in addition to any Indebtedness permitted under clause (h) below, make or maintain unsecured intercompany loans, advances and cash investments by the Borrower or any Significant Subsidiary to or in any non-Guarantor Subsidiary in an aggregate amount not in excess of $10,000,000; provided that if the obligations thereunder are evidenced by a note or other instrument, such instrument shall be non-negotiable;

                  (f) make and maintain loans and advances between the Borrower and its Material Subsidiaries and between a Material Subsidiary and any other Material Subsidiary;

                  (g) make and maintain cash investments in non-Guarantor Subsidiaries in an aggregate amount outstanding at any time not in excess of $10,000,000;

                  (h) make and maintain non-cash investments in Non-Guarantor Subsidiaries in the form of sales or transfers of inventory to such Subsidiaries consistent with past practice and in the ordinary course of business, whether in the form of accounts receivable or Indebtedness derived therefrom owing from the Subsidiary;

                  (i) make and maintain investments in any Person or Persons engaged in the same or similar line of business as the Borrower, which is acquired in an Acquisition permitted under Section 8.2 hereof;

                  (j) make loans and advances to its officers, directors and employees for any business purpose in an aggregate amount outstanding at any time not in excess of $750,000;

                  (k) invest in key man life insurance with respect to its executive officers; and

                  (l) make other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $15,000,000.


8.7. Merger or Consolidation.
     -----------------------
Neither the Borrower nor any Subsidiary shall

                  (a)consolidate with or merge into any other Person, or

                  (b) permit any other Person to merge into it; provided,however
         (i) any Subsidiary of the Borrower may merge or transfer all or substantiallyall of its assets inot or consldate with the Borrower or


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

any Guarantor, (ii) any non-Guarantor Subsidiary may merge or consolidate with or into any other non-Guarantor Subsidiary and (iii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 8.2 hereof provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Subsidiary Guaranty, and take such other action required under Section 7.19 hereof or as the Agent may reasonably require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents to which such predecessor entities were party;


8.8. Restricted Payments.
     -------------------

Neither the Borrower nor any Subsidiary shall make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing;


8.9. Transactions with Affiliates.
     -----------------------------

Other than transactions permitted under Sections 8.7 and 8.8, neither the Borrower nor any Subsidiary shall enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except

                 (a) that such Affiliates may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services,

                  (b) that the Borrower or any Subsidiary may render services to such Affiliates for compensation at the same rates generally charged by the Borrower or such Subsidiary,

                  (c) in the  ordinary  course of business  and  pursuant to the
         reasonable   requirements  of  the  Borrower's  (or  any  Subsidiary's)
         business and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate or

                  (d)transactions described in Section 8.6(g) hereof;


8.10. Compliance with ERISA.
      ----------------------

Neither the Borrower nor any Subsidiary shall with respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC except where such occurrence could not reasonably be expected to have a Material Adverse Effect; or

                  (b) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived, except where such occurrence could not reasonably be expected to have a Material Adverse Effect; or

                  (c) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or


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

                  (d) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed except where such occurrence could not reasonably be expected to have a Material Adverse Effect; or

                  (e) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits, or establish or amend any Employee Benefit Plan which establishment or amendment could result in any liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan except where such liability or increased obligation could not reasonably be expected to have a Material Adverse Effect; or

                  (f) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof except where such occurrence could not reasonably be expected to have a Material Adverse Effect;


8.11. Fiscal Year.
      ------------

Neither the Borrower nor any Subsidiary shall change its Fiscal Year;


8.12. Dissolution,  etc.
      ------------------

Neither the Borrower nor any Significant Subsidiary shall wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 8.7 hereof;


8.13. Limitations on Sales and Leasebacks.
      -----------------------------------

Neither the Borrower nor any Significant Subsidiary shall enter into any arrangement with any Person providing for the leasing by the Borrower or any Significant Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Significant Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Significant Subsidiary (a "Sale and Leaseback Transaction"); provided however, the Borrower or any Significant Subsidiary may enter into Sale and Leaseback Transactions to the extent the aggregate amount of all payments made in connection therewith during any twelve month period do not exceed $10,000,000;


8.14. Hedging Obligations.
      --------------------

Neither the Borrower nor any Significant Subsidiary shall incur any Hedgin Obligations, or enter into any agreements, arrangements, devices or instruments relating to Hedging Obligations, for speculative or investment purposes;


8.15. Negative Pledge Clauses.
      ------------------------

Neither the Borrower nor any Subsidiary shall enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur


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

assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with, and limited to, property acquired with the proceeds of purchase money Indebtedness permitted hereunder;


8.16. Change in Accountants.
      ---------------------

The Borrower shall not change its independent public accountants to any accounting firm other than an accounting firm of Nationally Recognized Standing;


8.17. Limitations  on  Certain  Restrictive  Covenants.
      -------------------------------------------------

Neither the Borrower nor any Subsidiary shall enter into, or permit to exist, with any Person any agreement (other than this Agreement) which prohibits or limits the ability of any Subsidiary to declare or pay any dividend or make any loan to or investment in the Borrower or any other owner of such Subsidiary.


8.18. Payment of Indebtedness.
      ------------------------

The Borrower shall not make any optional redemption of any Indebtedness outstanding under the Indenture nor deposit any funds with the Trustee (as defined in the Indenture) pursuant to Section 13.1(b)of the Indenture in order to effect, directly or indirectly, an optional redemption if

                 (a) an Event of Default has occurred and is continuing or such prepayment would create a Default or Event of Default,

                 (b)  there  are any Outstandings  hereunder or

                 (c) the sum of cash plus Eligible Securities of the Borrower is less than $500,000,000.


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

                                   ARTICLE IX
                                   ----------

                       Events of Default and Acceleration
                       -----------------------------------


9.1. Events of  Default.
     ------------------

If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal or interest of any Loan, Swing Line Loan, or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any fees or other Obligations payable to NationsBank, any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for a period of five (5) Business Days after notice of such default is received from the Agent or any Lender; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Section 7.3, 7.7, 7.11, 7.12, 7.19 or
         Article VIII;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or any Lender, or a Responsible Officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent or in accordance with its terms), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall ter minate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness(other than the Loans and other Obligations)


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

         of the Borrower or any Subsidiary which Indebtedness is in an amount not less than $15,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Borrower or any other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any other Credit Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i)if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) in excess of $15,000,000 is rendered against the Borrower


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



         or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $15,000,000 in the aggregate; and such judgment, attachment, injunc tion or execution remains unpaid, unstayed undischarged, unbonded or undismissed for a period of sixty (60) days; or

                  (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

                  (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

                  (l)      if a Change of Control shall occur;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the  following  actions  may be
                  taken: (i) the Agent, with the consent of the Required Lenders may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders, NationsBank and the Issuing Bank to make further Revolving Loans or Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans and of NationsBank to make Swing Line Loans and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, and of NationsBank to make Swing Line Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to or by the Agent or the Lenders;

                           (B) The Borrower  shall,  upon demand of the Agent or
                  the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the Cash Collateral Account Agreement; and

                           (C) the Agent and each of the Lenders  shall have all
                  of the rights and remedies available under the Loan Documents or under any applicable law.


9.2.  Agent to Act.
      -------------

In case any one or more Events of Default shalloccur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.


9.3.  Cumulative  Rights.
      -------------------

No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.


9.4. No Waiver.
     ----------

No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.


9.5.  Allocation  of Proceeds.
      -----------------------

If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article XI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders pursuant to Sections 2.10, 3.3,
         3.4 and 11.5;

                  (b) amounts due to the Agent pursuant to Section 10.9;

                  (c) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (e) payments of cash amounts to the Agent in respect of Letter of Credit Outstandings pursuant to Section 9.1(l)(B);

                  (f) amounts due to the Lenders pursuant to Sections 3.2(g),
         7.15 and 11.9;

                  (g) payments of all other amounts due to the Lenders under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

                  (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.


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

                                    ARTICLE X
                                    ---------

                                    The Agent
                                    ---------


10.1. Appointment, Powers,  and Immunities.
      -------------------------------------

Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 hereof and the first sentence of Section 10.6 hereof shall include its affiliates and its own and its affiliates' officers, directors employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.


10.2. Reliance by Agent.
      -----------------

The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all


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

purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.


 10.3. Defaults.
       --------

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.


10.4. Rights as Lender.
      -----------------

With respect to its Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.


10.5. Indemnification.
      ----------------

The Lenders  agree to indemnify  the Agent (to the extent not  reimbursed  under
Section 11.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Applicable Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful


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



misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 10.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.


10.6. Non-Reliance on Agent and Other Lenders.
      ---------------------------------------

Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.


10.7. Resignation of Agent.
      ---------------------

The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent who must be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X hereof shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


10.8. Sharing of Payments,  etc.
      -------------------------

Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV hereof) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article IV hereof), then

                  (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations  held by each of the Lenders shall be pro rata and

                  (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably;

provided, however, that for purposes of this Section 10.8 the term "pro rata"


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

shall be determined with respect to the Revolving Credit Commitment of each Lender to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 10.8 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.


 10.9. Fees.
       ----

The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as agreed to by the Borrower and Agent pursuant to that certain fee letter dated July 2, 1997 between the Borrower and the Agent, as it may be amended prior to the Closing Date.

                                   ARTICLE XI
                                   ----------

                                  Miscellaneous
                                  -------------


11.1. Assignments and Participations.
      -------------------------------

                  (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note and its Revolving Credit Commitment); provided, however, that

                      (i) each such assignment shall be to an Eligible Assignee;

                      (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000;

                      (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                      (iv)  the  parties  to such  assignment  shallexecute  and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights (other than rights under Sections 3.2(g), 4.1, 4.6, 7.15, 11.5 and 11.9 of the Credit Agreement which shall survive any such assignment) and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6 hereof.

                  (b) The Agent shall  maintain  at its  address  referred to in
         Section 11.2 hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.



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

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance
         (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 11.3 hereof provided, however that no participant shall be entitled to receive any greater amount than the transferor Lender would have been entitled to receive in respect of the participation effected by such transfer had no participation occurred, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing fees or the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on or fees with espect to such Loans or Notes, or extending its Revolving Credit Commitment).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants.


11.2. Notices.
      --------

Any notice (other than notice of a Default or Event of Default) shall be conclusively deemed to have been received by any party hereto and be effective
(i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such telefacsimile number as may from time to time be specified by such party in written notice to the other parties hereto, or otherwise received, in the case of notice by telefacsimile (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder; provided, however, that notice of a Default or event of Default herunder shall


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

only be  effective  if  delivered pursuant to subsection (i) or (iii) of this
Section 11.2:

                  (a) if to the Borrower or any other Credit Party:

                         Data General Corporation
                         4400 Computer Drive
                         Westboro, Massachusetts 01580
                         Attn: Treasurer (Mr. Robert McBride)
                         Telephone:(508) 898-6426
                         Telefacsimile: (508) 898-4584

                         with a copy to (in the case of notice of a Default or an Event of Default only):

                         Data General Corporation
                         4400 Computer Drive
                         Westboro, Massachusetts 01580
                         Attn: General Counsel, Law Department
                         Telephone: (508) 898-6227
                         Telefacsimile: (508) 898-4632

                  (b) if to the Agent:

                         NationsBank of Texas, National Association
                         TX1-492-14-11
                         901 Main Street
                         Dallas, Texas 75202
                         Attention: Agency Services
                         Telephone:(214) 508-9970
                         Telefacsimile: (214) 508-2515

                         with a copy to:

                         NationsBank of Texas, National Association
                         TX1-492-67-01
                         901 Main Street
                         Dallas, Texas 75202
                         Attention: Mr. Yousuf Omar
                         Telephone:(212) 508-3347
                         Telefacsimile: (212) 508-0980

                  (c) if to the Lenders:

                         At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Credit Party, at the address set forth on the signature page of the Subsidiary Guaranty executed by such Credit Party.


11.3. Right of Set-off; Adjustments.
      -----------------------------

Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.


11.4. Survival.
      ---------

All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect until the Facility Termination Date unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.


11.5. Expenses.
      ---------

The Borrower agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses of the Agent incurred in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of special counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel of each Lender), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder. All of the foregoing costs and expenses will be paid by the Borrower to the Agent except to the extent such cost, liability or expense is found in a judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party claiming reimbursement.


11.6. Amendments  and Waivers.
      ------------------------

Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article X or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments hereunder, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Loan, (iv) change the percentage of the Revolving Credit Commitments or of the unpaid principal amount of the Notes, or change the number of Lenders which shall be required for the Lenders or any of them to take any action under this Section 11.6 or any other provision of this Agreement, (v) release any Guarantor or (vi) change the provisions of this
Section 11.6; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of NationsBank as provider of Swing Line Loans, shall be effective unless signed in writing by NationsBank and that no such amendment or waiver that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank;

Notwithstanding any provision of the other Loan Documents to the contrary, solely as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.


11.7. Counterparts.
      -------------

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully - executed counterpart.


11.8. Termination.
      ------------

The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwith standing the termination of this Agreement, until the Facility Termination Date shall have occurred (other than with respect to Sections 3.2(g), 7.15 and 11.9 hereof which shall survive any such termination). All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until the Facility Termination Date unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the

Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.


11.9. Indemnification; Limitation of Liability.
      -----------------------------------------

                  (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and disbursements) ("Indemnified Liabilities") incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such Indemnified Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or to the extent relating to actions or proceedings between or among the Indemnified Parties and the Lenders not arising from any action or inaction of the Borrower or any Credit Party. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This
         Section 11.9 supersedes any prior agreements of the parties as to indemnification or limits on liability.

                  (b) If a claim is to be made by a party entitled to indemnification under this Section 11.9, Section 3.2(g) or Section 7.15 hereof against the Borrower, the applicable Indemnified Party shall give written notice to the Borrower promptly after such Indemnified Party receives actual notice of any claim, action, suit, loss, cost, liability, damage or expense incurred or instituted for which the indemnification is sought. If requested by the Borrower in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnified Party shall contest at the expense of the Borrower the validity, applicability and/or amount of such suit, action, or cause of action to the extent such contest may be conducted in good faith on legally supportable grounds. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Borrower as soon as practicable (and in any event within 20 days after the service of the citation or summons. Notwithstanding the foregoing, the failure so to notify the Borrower as provided in this section will relieve the Borrower from liability hereunder only if and to the extent that such failure results in the forfeiture by the Borrower of any substantive rights or defenses or results in demonstrable monetary harm to the Borrower (but such relief from liability shall only be the extent of such demonstrable monetary harm). The applicable Indemnified Party shall control the defense and investigation of such lawsuit o action and shall employ and engage counsel of its own choice to handle and defend the same, at the Borrower's cost, risk and expense; provided, however, that the Borrower may, at its own cost participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and the Indemnified Party shall provide reasonable cooperation with any such participation to the extent determined, in such Indemnified Party's sole judgement, not to be detrimental to the interests and rights of such Indemnified Party. If the Borrower has acknowledged in writing to any Indemnified Party its obligation to indemnify hereunder (including during the twenty (20) day notice period described below), such Indemnified Party, so long as no Default or Event of Default shall have occurred and be continuing, shall not settle such lawsuit or enforcement action without the prior written consent of the Borrower and, if the Borrower has not so acknowledged its obligation, such Indemnified Party shall not settle such lawsuit or enforcement action without giving twenty (20) days' prior written notice of such settlement and its terms to the Borrower.

                  (c) The Borrower agrees that no Indemnified Party shall have anyliability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for punitive, consequential, indirect or special damages, as opposed to direct damages.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Section 11.9, Section 3.2(g) and Section 7.15 shall survive the payment in full of the Obligations payable under this Agreement, the occurrence of the Facility Termination Date and the expiration or termination of this Agreement.


11.10. Severability.
       -------------

If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto


11.11. Entire Agreement.
       -----------------

This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations and other communications between or among the parties, both oral and written, with respect thereto.


11.12. Agreement Controls.
       ------------------

In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.


11.13. Usury  Savings  Clause.
       -----------------------

Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the utstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for,charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, tha at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.


11.14. Governing Law; Waiver of Jury Trial.
       -----------------------------------

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE

         EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR
         CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.


11.15. Status of Debt.
       --------------

EACH PARTY HERETO AGREES THAT THE REVOLVING CREDIT FACILITY, THE LETTER OF CREDIT FACILITY, ALL SWING LINE LOANS AND ALL OUTSTANDINGS ARE HEREBY SPECIFICALLY DESIGNATED AS "DESIGNATED SENIOR INDEBTEDNESS" AND AS "SENIOR INDEBTEDNESS" FOR ALL PURPOSES OF THE INDENTURE AND ARE TO BE AFFORDED ALL RIGHTS OF, AND TERMS APPLICABLE TO, DESIGNATED SENIOR INDEBTEDNESS AND SENIOR INDEBTEDNESS UNDER THE TERMS OF THE INDENTURE, INCLUDING, WITHOUT LIMITATION, SUBORDINATION OF THE NOTES (AS DEFINED IN THE INDENTURE) PURSUANT TO ARTICLE IV OF THE INDENTURE.


11.16. Existing Letters of Credit.
       --------------------------

Each party hereto agrees that the Existing Letters of Credit shall be deemed Letters of Credit issued and outstanding under the terms of this Agreement.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                 DATA GENERAL CORPORATION


                                     By:__/s/ Robert C. McBride_________________
                                     Name:____Robert C. McBride_________________
                                     Title:__Vice President and Treasurer_______





                                   NATIONSBANK OF TEXAS, NATIONAL
                                   ASSOCIATION, as Agent for the Lenders


                                     By___/s/ Yousuf Omar_______________________
                                     Name:____Yousuf Omar_______________________
                                     Title:___Senior Vice President_____________



                              Signature Page 1 of 7

                                 NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION

                                     By:___/s/ Yousuf Omar______________________
                                     Name:_____Yousuf Omar______________________
                                     Title:____Senior Vice President____________


                                 Lending Office:
                                     NationsBank of Texas, National Association
                                     901 Main Street
                                     TX1-492-14-11
                                     Dallas, Texas 75202
                                     Attention: Agency Services
                                     Telephone: (214) 508-2138
                                     Telefacsimile: (214) 508-2515

                                 Wire Transfer Instructions:
                                     NationsBank of Texas, National Association
                                     ABA# _________________________________
                                     Account No.:__________________________
                                     Reference: Data General Corporation
                                     Attention: Corporate Loans Funds Transfer





                              Signature Page 2 of 7

                                 THE BANK OF NEW YORK


                                     By:___/s/ Andrew Keith_____________________
                                     Name:_____Andrew Keith_____________________
                                     Title:____A.V.P.___________________________



                                 Lending Office:
                                     The Bank of New York
                                     Corporate Banking, N/E Division
                                     1 Wall Street 21st Fl
                                     New York, New York  10286
                                     ====================================
                                     Attention:__Andrew Keith___________________
                                     Telephone:_____(212) 635-6864______________
                                     Telefacsimile:_(212) 635-7978______________

                                Wire Transfer Instructions:
                                     The Bank of New York
                                     ABA#_________________________________
                                     Account No.:_________________________
                                     Reference:___________________________
                                     Attention:__Lorna O. Alleyne_______________





                              Signature Page 3 of 7

                                 FLEET NATIONAL BANK


                                     By:__/s/ Thomas W. Davies__________________
                                     Name:____Thomas W. Davies__________________
                                     Title:___Senior Vice President_____________


                                 Lending Office:
                                     Fleet National Bank
                                     75 State Street
                                     Boston, Massachusetts 02109
                                     =====================================
                                     Attention:_____Thomas W. Davies____________
                                     Telephone:_____(617) 346-1645______________
                                     Telefacsimile:_(617) 346-1633______________

                                 Wire Transfer Instructions:
                                     Fleet National Bank
                                     ABA#_________________________________
                                     Account No.:_________________________
                                     Reference:__Data General Corporation_______
                                     Attention:___________________________





                              Signature Page 4 of 7

                                 THE BANK OF NOVA SCOTIA


                                     By:____/s/ T.M. Pitcher____________________
                                     Name:______T.M. Pitcher____________________
                                     Title:_____Authorized Signatory____________


                                 Lending Office:
                                     The Bank of Nova Scotia
                                     101 Federal Street
                                     Boston, Massachusetts  02110
                                     Attention: Stephen F. Foley
                                     Telephone: (617) 737-6318
                                     Telefacsimile: (617) 951-2177

                                 Wire Transfer Instructions:
                                     The Bank of Nova Scotia-Atlanta Agency
                                     ABA#
                                     Account No.:
                                     Reference: Boston Loan Servicing
                                     Attention: Amanda Norsworthy




                              Signature Page 5 of 7

                                 CREDIT LYONNAIS NEW YORK BRANCH


                                     By:___/s/ Alain Papiasse___________________
                                     Name:_____Alain Papiasse___________________
                                     Title:__Executive Vice President___________


                                 Lending Office:
                                     Credit Lyonnais New York Branch
                                     1301 Avenue of the Americas
                                     New York, NY  10019
                                     =====================================
                                     Attention:____Anthony Muller_______________
                                     Telephone:_____(617) 723-2615______________
                                     Telefacsimile:_(617) 723-4803______________

                                 Wire Transfer Instructions:
                                     Credit Lyonnais New York
                                     ABA#_________________________________
                                     Account No.:_________________________
                                     Reference:Client name+description of funds
                                     Attention:Loan Servicing___________________






                              Signature Page 6 of 7

                                 US TRUST


                                     By:__/s/ Thomas F. Macina__________________
                                     Name:____Thomas F. Macina__________________
                                     Title:___Vice President____________________


                                 Lending Office:
                                     -------------------------------------
                                     40 Court Street
                                     Boston, Massachusetts  02108
                                     Attention: David Pennybaker
                                     Telephone: (617) 726-7137
                                     Telefacsimile:(617) 726-7309

                                 Wire Transfer Instructions:
                                     -------------------------------------
                                     ABA# ________________________________
                                     Account No.:_________________________
                                     Reference: Data General Corporation
                                     Attention: Commercial Loan Operations





                              Signature Page 7 of 7

                                    EXHIBIT A
                                    ----------

                        Applicable Commitment Percentages
                        ---------------------------------


                                       Commitment
Lender                                 Percentage                 Amount
------------------------------       --------------            ------------

NationsBank of Texas, National
  Association                        22.7272727272%            $ 25,000,000
The Bank of New York                 18.1818181818%            $ 20,000,000
Fleet National Bank                  18.1818181818%            $ 20,000,000
The Bank of Nova Scotia              13.6363636363%            $ 15,000,000
Credit Lyonnais New York Branch      13.6363636363%            $ 15,000,000
US Trust                             13.6363636363%            $ 15,000,000

TOTAL:                                                         $110,000,000

                                    EXHIBIT B
                                    ---------

                        Form of Assignment and Acceptance
                        ---------------------------------


         Reference is made to the Credit Agreement dated as of September 30, 1997 (the "Credit Agreement") among Data General Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Revolving Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 6.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under Sections 3.2(g), 4.1, 4.6, 7.15, 11.5 and 11.9 of the Credit Agreement which shall survive the assignment hereunder) and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                   ----------


         Percentage interest assigned:                    ________%

         Assignee's Commitment:                           $_______

         Aggregate outstanding principal amount
          of Loans assigned:                              $_______

         Principal amount of Revolving Note payable to
          Assignee:                                       $_______

         Principal amount of Revolving Note payable to
          Assignor:                                       $_______

         Effective Date (if other than date
          of acceptance by Agent):                        *_______, 19__


                                   [NAME OF ASSIGNOR], as Assignor

                                     By:________________________________
                                        Title:

                                     Dated:_______________________, 19 _


                                   [NAME OF ASSIGNEE], as Assignee

                                     By:________________________________
                                        Title:

                                   Domestic Lending Office:

                                   Eurodollar Lending Office:


       * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, 19 _

NationsBank of Texas, National Association

By:_______________
   Title:


[Approved this ____ day
of ____________, 19__

Data General Corporation


By:____________________]**
   Title:
























** Required if the Assignee is an Eligible  Assignee  solely by reason of clause
(iii) of the definition of "Eligible Assignee".

                                    EXHIBIT C
                                    ---------

       Notice of Appointment (or Revocation) of Authorized Representative
       ------------------------------------------------------------------


             Reference is hereby made to the Credit Agreement dated as of September 30, 1997 (the "Agreement") among Data General Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

 Name and Address                 Office                   Specimen Signature
-----------------              ---------------             ------------------
-----------------

-----------------              ---------------             ------------------
-----------------

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

             This the ___ day of __________________, 19__.



                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                   EXHIBIT D-1
                                   -----------

                Form of Borrowing Notice--Revolving Credit Loans
                ------------------------------------------------


To: NationsBank of Texas, National Association, as Agent
             901 Main Street
             TX1-492-14-11
             Dallas, Texas 75202
             Attention: Agency Services
             Telefacsimile: (214) 508-2515

             Reference is hereby made to the Credit Agreement dated as of September 30, 1997 (the "Agreement") among Data General Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan                 Interest         Aggregate
(check one)                  Period(1)        Amount(2)        Date of Loan(3)
-----------                  ---------       ----------        ---------------

Revolving Loan
--------------
o  Base Rate Loan             ______          _________          ____________
o  Eurodollar Rate Loan       ______          _________          ____________


----------------------

(1) For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $_________ or if greater an integral multiple of $_______, unless a Base Rate Refunding Loan.
(3)At least three (3) Business Days later if a Eurodollar Rate Loan;

             The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

             The undersigned hereby certifies that:

             1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

                                      D-1-1

             2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 6.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

             3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.




                                   DATA GENERAL CORPORATION

                                   BY:____________________________________
                                             Authorized Representative

                                   DATE:__________________________________






                                      D-1-2

                                  EXHIBIT D-2
                                 -------------

                   Form of Borrowing Notice--Swing Line Loans
                   -------------------------------------------


To: NationsBank of Texas, National Association, as Agent
             901 Main Street
             TX1-492-14-11
             Dallas, Texas 75202
             Attention: Agency Services
             Telefacsimile:(214) 508-2515

             Reference is hereby made to the Credit Agreement dated as of September 30, 1997 (the "Agreement") among Data General Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

                      Amount(1)           Date of Loan



-----------------------

(1)Must be $100,000 or if greater an integral multiple of $50,000, unless a Base Rate Refunding Loan.


             The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

             The undersigned hereby certifies that:

             1.No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

             2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 6.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial


                                      D-2-1
statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

             3. All conditions contained in the Agreement to the making of any Swing Line Loan requested hereby have been met or satisfied in full .


                                  DATA GENERAL CORPORATION


                                  By:______________________________
                                        Authorized Representative

                                  Date:____________________________


                                      D-2-2

                                    EXHIBIT E
                                    ---------

                     Form of Interest Rate Selection Notice
                     --------------------------------------


To: NationsBank of Texas, National Association, as Agent
             901 Main Street
             TX1-492-14-11
             Dallas, Texas 75202
             Attention: Agency Services
             Telefacsimile:(214) 508-2515

             Reference is hereby made to the Credit Agreement dated as of September 30, 1997 (the "Agreement") among Data General Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest
Period:

Type of Loan                 Interest        Aggregate
(check one)                  Period(1)       Amount(2)       Date of Loan(3)
-------------                ---------      -----------      ---------------
Revolving Loan
o  Base Rate Loan              ______        _________        ____________
o  Eurodollar Rate Loan        ______        _________        ____________


-----------------------

(1) For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $_________ or if greater an integral multiple of $_______, unless a Base Rate Refunding Loan.
(3) At least three (3) Business Days later if a Eurodollar Rate Loan;



                                  ----------------------------------------

                                  BY:_____________________________________
                                          Authorized Representative
                                  DATE:___________________________________

                                   EXHIBIT F-1
                                   -----------

                             Form of Revolving Note
                             ----------------------

                                 Promissory Note
                                (Revolving Loan)



$______________                                               New York, New York

                                                                 ______ __, 1997


         FOR VALUE RECEIVED, DATA GENERAL CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of________________________
--------------------------------------------------------------------------------
(the "Lender"), in its individual capacity, at the office of NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"), located at 901 Main Street, TX1-492-14-11, Dallas, Texas 75202 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of September 30, 1997 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the Default Rate. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.


                                      F-1-1

         This Revolving Note is one of the Revolving Notes in the principal amount of $110,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                  DATA GENERAL CORPORATION


                                  By:_____________________________________
                                  Name:___________________________________
                                  Title:__________________________________


                                      F-1-2

                                   EXHIBIT F-2
                                   -----------

                             Form of Swing Line Note
                             -----------------------



$5,000,000                                                    New York, New York

                                                              September __, 1997


         FOR VALUE RECEIVED, FOR VALUE RECEIVED, DATA GENERAL CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION (the "Lender"), in its individual capacity, at its office, located at 901 Main Street, TX1-492-14-11, Dallas, Texas 75202 (or at such other place or places as the Lender may designate) at the times set forth in the Credit Agreement dated as of September 30, 1997 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as from time to time, amended, supplemented or replaced, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the lesser of
(i) the principal amount of FIVE MILLION DOLLARS ($5,000,000) or (ii) if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Section 2.13 of the Agreement. All or any portion of the principal amount of Loans may be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at a rate of two percent (2%) per annum in excess of the Base Rate for such Swing Line Loan, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.


                                      F-2-1

         Interest hereunder shall be computed as specified in the Agreement.

         This Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representatives as of the date and year first above written, all pursuant to authority duly granted.

                                  DATA GENERAL CORPORATION

                                  By: _________________________________
                                  Name:  ______________________________
                                  Title: ______________________________


                                      F-2-2

                                    EXHIBIT G
                                    ---------

                      Form of Opinion of Borrower's Counsel
                      -------------------------------------




                             _____________ ___, 199_



NationsBank of Texas, National Association, as Agent and
  Each of the Lenders Party to the
  Credit Agreement Referenced Below
901 Main Street
Dallas, Texas 75202

Re: Revolving Credit and Letter of Credit Facilities among NationsBank of Texas,
    National Association, as Agent, the Lenders party thereto and Data General Corporation

Ladies and Gentlemen:

         We have acted as counsel to Data General Corporation, a Delaware corporation (the "Borrower"), and the Guarantors in connection with the Revolving Loan in an aggregate amount of up to $110,000,000 (the "Revolving Loans"), including the $10,000,000 Swing Line Facility and the $15,000,000 Letter of Credit Facility constituting part of the Revolving Credit Facility (the "LC Facility"), each being made available to the Borrower by you on this date pursuant to the Credit Agreement of even date herewith among you, the Lenders and the Borrower (the "Credit Agreement"), and the other transactions contemplated under the Credit Agreement.

         This opinion is being delivered in accordance with the conditions set forth in Section 5.1 of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

         As such counsel, we have reviewed the following documents:

         1.       the Credit Agreement;

         2.       the Notes;

         3.       the Swing Line Note; and

         4.       the Subsidiary Guaranty.

         The documents described in items 1 through 4 immediately above are referred to herein as the "Loan Documents".

         For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; that all signatures (other than those of representatives of the Borrower and the Guarantors on the Loan Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other than the Loan Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

         In addition, for purposes of giving this opinion, we have examined such corporate records of the Borrower and the Guarantors, certificates of public officials, certificates of appropriate officials of the Borrower and the Guarantors, and such other documents, and have made such inquiries as we have deemed appropriate.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business requires such qualification and in which the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect. The Borrower has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

         2. Each of the Loan Documents to which the Borrower is a party has been duly authorized by the Board of Directors of the Borrower (and by any required shareholder action), has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

         3. Each Credit Party (other than the Borrower) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of its formation and is duly qualified to transact business as a foreign entity and is in good standing in all jurisdictions in which the nature of its business requires such qualification and in which the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect. Each Credit Party (other than the Borrower) has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as expressly contemplated in the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

         4. Each of the Loan Documents to which each Credit Party (other than the Borrower) is a party has been duly authorized by the Board of Directors of such Credit Party (and by any required shareholder action), has been duly executed and delivered by such Credit Party, and con stitutes the legal, valid and binding obligation, agreement or instrument, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

         5. Neither the execution or delivery of, nor performance by the Borrower or any other Credit Party of its obligations under, the Loan Documents
(a) does or will conflict with, violate or constitute a breach of (i) the Organizational Documents or Operating Documents of the Borrower or any other Credit Party, (ii) any laws, rules or regulations applicable to the Borrower or any other Credit Party, or (iii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order, decree or arbitral award to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any other Credit Party or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Borrower or any Subsidiary or any other Credit Party, except for the Liens in your favor expressly created pursuant to the Loan Documents.

         6. There is no pending or, to our knowledge, threatened, action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law), nor is there any basis therefor, before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their respective offices or authority of any officers of the Borrower or any other Credit Party or (ii) an adverse result in which would reasonably be likely to have a Material Adverse Effect.

         7. Neither the Borrower nor any Subsidiary nor any other Credit Party is subject to any Organizational Document or Operating Document or other corporate restrictions nor, to our knowledge, is the Borrower or any Subsidiary or any other Credit Party party to or bound by any contract or agreement which
(i) materially and adversely affects its business, properties or condition (financial or otherwise), or (ii) restricts, limits, or prohibits performance of any of their respective obligations pursuant to the terms of the Loan Documents.

         8.To our knowledge after due inquiry, neither the Borrower nor any Subsidiary nor any other Credit Party (i) is in default (which default has not been waived) under any agreement, document or instrument to which it is a party or by which it or any of its assets is bound or (ii) is in violation of any law, rule, regulation, judgment, writ, determination, order, decree or arbitral award to which the Borrower or any Subsidiary or any other Credit Party is a party or by which the Borrower or any Subsidiary or any other Credit Party or any of their respective properties is bound, which default or violation, as the case may be, would constitute a Default or Event of Default under the Credit Agreement or otherwise could reasonably be likely to have a Material Adverse Effect.

         9. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.


                                                     Very truly yours,

                                    EXHIBIT H
                                    ---------

                             Compliance Certificate
                             ----------------------



NationsBank of Texas, National Association, as Agent
901 Main Street
TX1-492-14-11
Dallas, Texas 75202
Attention: Agency Services
Telefacsimile:(214) 508-2515

NationsBank of Texas, National Association, as Agent
901 Main Street
Dallas, Texas 75202
Attention: Mr. Yousuf Omar, Senior Vice President
Telefacsimile:(214) 508-0980


         Reference is hereby made to the Credit Agreement dated as of September 30, 1997 (the "Agreement") among Data General Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1. Calculations:

      A.  Compliance with Section 8.1(a): Consolidated Leverage Ratio

              1. Consolidated Funded Indebtedness                $______________

              2. Consolidated EBITDA*                            $______________

              3. Ratio of A.1 to A.2                               __.__ to 1.00

                  Required: A.3 must not be greater than 2.25 to 1.00




* See attached Schedule 1 for EBIT and EBITDA calculation

      B. Compliance with Section 8.1(b): Consolidated Fixed Charge Ratio

              1.       Consolidated EBIT*                        $______________

              2.       Consolidated Lease Payments               $______________

              3.       Sum of B.1 + B.2                          $______________

              4.       Consolidated Interest Expense             $______________

              5.       Consolidated Lease Payments               $______________

              6.       Sum of B.4 + B.5                          $______________

              7.       Ratio of B.3 to B.6                         __.__ to 1.00

                  Required: B.7 must not be less than 1.50 to 1.00

      C.Compliance with Section 8.1(c): Consolidated Tangible Net Worth

              1. Required Consolidated Tangible Net Worth at the last
                 day of the preceding fiscal quarter             $______________

              2. Consolidated Net Income x 0.5                   $______________

              3. Net Proceeds of any Equity Offering             $______________

              4. Sum of C.1 + C.2 + C.3                          $______________

              5. Actual Consolidated Tangible Net Worth          $______________

                  Required: C.5 must not be less than C.4


      D. Compliance with Section 8.1(d): Consolidated Liquidity Ratio

              1. Cash                                            $______________

              2. Eligible Securities                             $______________

              3. Consolidated Accounts Receivable                $______________


* See attached Schedule 1 for EBIT and EBITDA calculation

              4. Sum of D.1 + D.2 + D.3                          $______________

              5. Consolidated Funded Indebtedness                $______________

              6. Consolidated Accounts Payable                   $______________

              7. Sum of D.5 + D.6                                $______________

              8. Ratio of D.4 to D.7                               __.__ to 1.00

                  Required: D.8 must not be less than 1.50 to 1.00

2. No Default

                           A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article IX of the Agreement has occurred and is continuing.

                           B. If a  Default  or Event of  Default  has  occurred
                  since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:


                           (Note,   if  no  Default  or  Event  of  Default  has
                           occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 7.1 of the Agreement.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.


                                  By:_____________________________________
                                            Authorized Representative

                                  Name:___________________________________

                                  Title:__________________________________

                      Schedule 1 to Compliance Certificate
                      ------------------------------------

                    [Insert Applicable Determination Date__,__]
                    -------------------------------------------



Consolidated EBITDA Calculation


A.       Consolidated Net Income                     $____________________

B.       Consolidated Interest Expense               $____________________

C.       Taxes on Income                             $____________________

D.       Consolidated EBIT                           $____________________
         (A +B+C)

E.       Amortization                                $____________________

F.       Depreciation                                $____________________

G.       Consolidated EBITDA                         $____________________
         (D +E +F)

                                    EXHIBIT I
                                    ---------

                           Form of Subsidiary Guaranty
                           ---------------------------


                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (the "Guaranty Agreement" or the "Guaranty"), dated as of September 30, 1997, is made by each of the undersigned guarantors (each a "Guarantor" and collectively the "Guarantors") to NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (each a "Lender" and collectively, the "Lenders") now or hereafter party to the Credit Agreement (as defined below).

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Agent and the Lenders have agreed to provide to Data General Corporation, a Delaware corporation (the "Borrower"), certain revolving credit facilities and letter of credit facilities pursuant to the terms of the Credit Agreement dated as of September 29, 1997 among the Borrower, the Agent and the Lenders (as from time to time amended, modified or supplemented, the "Credit Agreement"); and

         WHEREAS, each Guarantor is a Material Subsidiary of the Borrower;

         WHEREAS, the Agent and the Lenders are unwilling to enter into the Credit Agreement and to make the Loans thereunder unless each Guarantor guarantees to the Lenders payment of the Borrower's Liabilities (as hereinafter defined) in accordance with the terms of this Guaranty; and

         WHEREAS, each Guarantor will materially benefit from the Loans to be made under the Credit Agreement, and each Guarantor is willing to enter into this Guaranty to provide an inducement for the Lenders and the Agent to enter into the Credit Agreement and for the Lenders to make the Loans thereunder.

         NOW, THEREFORE, in order to induce the Lenders and the Agent to enter into the Credit Agreement and to make the Loans thereunder, each Guarantor agrees as follows:

1. Definitions.
   ------------

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.


2. Guaranty.
   --------

Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Agent and the Lenders the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the

Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith. Each Guarantor's obligations to the Agent and the Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations";

         Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrowers' Liabilities; provided, however, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.


 3. Payment.
    --------

If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor, upon demand thereof by the Agent or its successors or assigns, will as of the date of the Agent's demand fully pay to the Agent, for the benefit of the Lenders, subject to any restriction set forth in Section 2 hereof, an amount equal to all Guarantors' Obligations then due and owing. Each Guarantor hereby agrees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Agent or any Lender with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.


4. Unconditional Obligations.
   --------------------------

This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, this Guaranty Agreement against any other Guarantor, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred hereby or thereby, or by any waiver of any covenant or condition herein or therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or any Guarantor or the combination or consolidation of the Borrower or any Guarantor into or with another entity or any transfer or disposition of any assets of the

Borrower or any Guarantor or by any extension or renewal of the Credit Agreement any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, this Guaranty Agreement or any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, or by any other circumstance whatsoever(with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.


5. Subordination.
   -------------

Until the Guarantors' Obligations are paid in full and the Lenders are under no further obligation to lend or extend funds or credit which would constitute Guarantors' Obligations, and until the occurrence of the Facility Termination Date, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations of the Borrower to such Guarantor to the Guarantors' Obligations, and all amounts due under such debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and paid over forthwith to the Lenders on account of the Guarantors' Obligations and, pending such payment, shall be held by each Guarantor as agent and bailee of the Lenders separate and apart from all other funds, property and accounts of such Guarantor; provided, however, nothing herein shall be deemed to prevent such Guarantor from receiving payments of such obligations from the Borrower other than after the occurrence and during the continuation of an Event of Default. Each Guarantor, at the reasonable request of the Lenders, shall execute such further documents in favor of the Lenders to further evidence and support the purpose of this Section 5. Each Guarantor hereby irrevocably waives and releases any right or rights of subrogation or contribution existing at law, by contract or otherwise to recover all or any portion of any payment made hereunder from the Borrower or any other Guarantor.


6. Suits.
   -----

Each Guarantor from time to time shall pay to the Agent for the benefit of the Lenders, on demand, at the Agent's place of business set forth in the Credit Agreement, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other
Guarantor, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Agent or any Lender has taken or failed to take any other action to collect all or any portion of theBorrower's Liabilities.


7. Set-Off  and  Waiver.
   --------------------

Each Guarantor waives any right to assert against the Agent and the Lenders as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower, each other Guarantor, the Agent or the Lenders, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Agent or any Lender employs counsel for advice or other representation to enforce the Guarantors' Obligations, then, in any of the foregoing events, all of the expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Agent, for the benefit of the Lenders, on demand.


8. Waiver; Subrogation.
   -------------------

         (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Agent, the Lenders or the Borrower heretofore, now or at any time hereafter, obtaining, amending, sub stituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents or this Guaranty Agreement with respect to any other Guarantor; (iv) presentment, demand, default, non-payment, partial payment and protest; (v) the Agent or the Lenders heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrowers' Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities or granting to any other Guarantor any indulgence or extension of time of payment of its Guarantors' Obligations; and (vi) the Agent or the Lenders heretofore, now or at any time hereafter accepting from the Borrower or any other Person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that the Agent and each Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Agent and each Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

         (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to such Guarantor without the Agent being required, each Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, it being expressly understood, acknowledged and agreed to by each Guarantor that demand under this Guaranty Agreement may be made by the Agent, and the provisions hereof enforced by the Agent, effective as of the first date any Event of Default occurs and is continuing under the Credit Agreement, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower, any other Guarantor, or any other Person on account of the Borrower's Liabilities or any guaranty thereof or the Guarantors' Obligations. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent's or any Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 8.

         (c) Each Guarantor further agrees with respect to this Guaranty Agreement that such Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities until the Facility Termination Date has occurred.


9. Effectiveness;  Enforceability.
   ------------------------------

This Guaranty Agreement shall be effective as of the date of the initial Advance under the Credit Agreement and shall continue in full force and effect until the Facility Termination Date. This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Agent and the Lenders may at any time hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Agent or any Lender by written notice directed to any one or more or all of the Guarantors at the address specified in the Credit Agreement.


10. Representations  and  Warranties.
    --------------------------------

Each Guarantor warrants and represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement; that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which such Guarantor is a party, or any applicable laws.


11. Expenses.
    --------

Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent in connection with the enforcement of this Guaranty Agreement, other than fees and expenses arising as a result of the Agent's or a Lender's gross negligence or wilfull misconduct.


12. Reinstatement.
    -------------

Each Guarantor agrees that this Guaranty Agreement and the obligations of each Guarantor hereunder shall be reinstated at any time any payment received by the Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason after the Facility Termination Date.


13. Counterparts.
    ------------

This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

14. Reliance.
    ---------

Each Guarantor represents and warrants to the Agent, for the benefit of the Agent and the Lenders, that: (a) such Guarantor has adequate means to obtain from the Borrower, on a continuing basis, information concerning the Borrower and the Borrower's financial condition and affairs and has full and complete access to the Borrower's books and records; (b) such Guarantor is not relying, and will not rely, on the Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of the Borrower and the Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning the Borrowers or the Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning the Borrower or the Borrower's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.


15. Termination.
    ------------

Subject to reinstatement pursuant to Section 12 hereof, this Guaranty Agreement and all obligations of the Guarantors hereunder shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date.


16. Governing Law; Venue; Waiver of Jury Trial.
    ------------------------------------------

                  (a) THIS  GUARANTY  SHALL BE  GOVERNED  BY, AND  CONSTRUED  IN
         ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORKAPPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR

         HEREBY  IRREVOCABLY   SUBMITS  GENERALLY  AND  UNCONDITIONALLY  TO  THE
         JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY
         APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.


                            [Signature page Follows.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.


                                   GUARANTORS:


                                   DATAGEN, INC.

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   DATA GENERAL INTERNATIONAL, INC.

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   DATA GENERAL INVESTMENT
                                    CORPORATION

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________



                                   AGENT:

                                   NATIONSBANK, NATIONAL ASSOCIATION,
                                   as Agent for the Lenders



                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________



                              SIGNATURE PAGE 1 OF 1

                                    EXHIBIT J
                                    ---------

                             Terms of Subordination*
                             ----------------------

1. DEFINITIONS
   -----------

         1.1 Terms defined in the Credit Agreement shall have their defined meanings when used herein unless otherwise defined herein, and the following terms shall have the following meanings:

         "Senior Loans" shall mean, collectively, the Loans and any extension, renewal, refunding or refinancing thereof.

         "Senior Obligations" shall mean the unpaid principal amount of, any premium applicable to, and interest on (including, without limitation, interest accruing after the maturity of the Senior Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower or any Guarantor to the Agent or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or this Agreement and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or any Lender that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement) or otherwise.

         "Subordinated Creditors" shall mean the holders of Subordinated Debt and their successors and assigns.

         "Subordinated Debt" shall mean the unpaid principal amount of, any premium applicable to and any interest on the Indebtedness of the Subordinated Debtor to the Subordinated Creditor evidenced by that certain promissory note dated _____________ by the Subordinated Debtor payable to the Subordinated Creditor in the original principal amount of $__________.

         "Subordinated Debtor" means____________________________________________


         1.2 (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

--------
*   The terms hereof shall not apply to any Indebtedness under the Indenture.

         (b) the meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


2. SUBORDINATION
    ------------

         2.1 The Subordinated Creditor and the Subordinated Debtor agree, for themselves and their respective successors and assigns, that the Subordinated Debt is expressly subordinate and junior in right of payment (as defined in subsection 2.2) to all Senior Obligations.

         2.2  "Subordinate and junior in right of payment" shall mean that:

         (a) The Subordinated Creditor shall not have any claim, as holder of the Subordinated Debt, to any assets of the Subordinated Debtor on parity with or prior to the claim of the Lenders as holders of the Senior Obligations. At any time after an Event of Default shall have occurred and be continuing, the Subordinated Creditor will not take, demand or receive from the Subordinated Debtor or any of its direct or indirect subsidiaries, nor will the Subordinated Debtor or any of its direct or indirect subsidiaries, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment or prepayment of principal or interest on, or security, guarantee or collateral for the whole or any part of, the Subordinated Debt.

         (b) In the event (i) of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any substantial part of the property, assets or business of the Subordinated Debtor or the proceeds thereof to any creditor or creditors of the Subordinated Debtor or (ii) of any Indebtedness of the Subordinated Debtor becoming due and payable by reason of any liquidation, dissolution or other winding-up of the Subordinated Debtor or its business or by reason of any sale, receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors, arrangement or any proceeding by or against the Subordinated Debtor for any relief under any bankruptcy, reorganization or insolvency law or laws, Federal or state, or any law, Federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition, or extension, or (iii) any of the Senior Obligations have become, or have been declared to be, due and payable (and have not been paid in accordance with their terms), then and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Subordinated Creditor upon or in respect of the Subordinated Debt, shall instead be paid over or delivered to the Agent on behalf of the Lenders to be applied to the Senior Obligations and the remainder, if any, to be paid to the Subordinated Creditor.


3. PAYMENTS, ETC.
   -------------

         3.1 The Subordinated Creditor and the Subordinated Debtor irrevocably authorize and empower (without imposing any obligation on) the Lenders, or the Agent on behalf of the Lenders, under the circumstances set forth in clause (i) or (ii) of subsection 2.2(b), to demand, sue for, collect and receive every such payment or distribution referred to in such subsection and give acquittance therefor, and file claims and proofs of claim in any statutory or non-statutory proceeding, to vote the Subordinated Debt in the sole discretion of the Lenders or the Agent, as the case may be, in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Subordinated Debt at creditors' meetings for the election of trustees, acceptances of plans and otherwise) and take such other proceedings, in their own names as Lenders, or the Agent, as the case may be, or in the name of the Subordinated Creditor or otherwise, as the Lenders or the Agent, as the case may be, may deem necessary or advisable for the enforcement of the provisions of this Agreement. The Subordinated Creditor hereby agrees, under the circumstances set forth in clause
(i) or (ii) of subsection 2.2(b), duly and promptly to take such action as may be requested at any time and from time to time by the Lenders or the Agent to enable the Lenders or the Agent, as the case may be, to enforce all claims upon or in respect of the Subordinated Debt, including, without limitation, the filing of appropriate proofs of claim in respect of the Subordinated Debt, and to collect and receive any and all payments or distributions which may be payable or deliverable any time upon or in respect of the Subordinated Debt.

         3.2 Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by the Subordinated Creditor in respect of the Subordinated Debt after the occurrence and during the continuance of an Event of Default, the applicable Subordinated Creditor will forthwith deliver the same to the Agent in the form received (except for the endorsement or assignment of such Subordinated Creditor when necessary) and, until such delivery, shall hold the same in trust for the benefit of the Agent.

         3.3 Notwithstanding anything to the contrary in this Agreement, the Subordinated Creditor hereby irrevocably waives all rights which may have arisen in connection with this Agreement to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Agent or any Lender against the Subordinated Debtor or against the Agent or any Lender for the payment of the Senior Obligations. The Subordinated Creditor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Subordinated Debtor or any other Person which may have arisen in connection with this Agreement. So long as the Senior Obligations remain outstanding, if any amount shall be paid by or on behalf of the Subordinated Debtor to the Subordinated Creditor on account of any of the rights waived in this paragraph, such amount shall be held by the Subordinated Creditor in trust, segregated from other funds of the Subordinated Creditor, and shall, forthwith upon receipt by the Subordinated Creditor, be turned over to the Agent, in the exact form received by the Subordinated Creditor (duly indorsed by the Subordinated Creditor to the Collateral Agent, if required), to be applied against the Senior Obligations, whether matured or unmatured, in such order as the Agent may determine. The provisions of this paragraph shall survive until the occurrence of the Facility Termination Date.

         3.4 Notwithstanding the foregoing, the obligations of the Subordinated Creditor under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior
Obligations, or any other payment to any Lender in respect of the Senior Obligations, is rescinded or must otherwise be restored or returned by such Lender upon, or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Debtor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                                    EXHIBIT K
                                    ---------

                    Form of Cash Collateral Account Agreement
                    -----------------------------------------


                        CASH COLLATERAL ACCOUNT AGREEMENT


         THIS CASH COLLATERAL ACCOUNT AGREEMENT (the "Agreement") dated as of this 30th day of September, 1997, and made between DATA GENERAL CORPORATION, a Delaware corporation (the "Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (in such capacity herein and together with any successors in such capacity, the "Agent") for each of the lenders (the "Lenders" and together with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below).


                              W I T N E S S E T H:


         WHEREAS, the Pledgor, the Lenders, and the Agent have entered into that certain Credit Agreement dated as of the date hereof among the Pledgor, the Agent and the Lenders (as from time to time amended, supplemented or restated, the "Credit Agreement") pursuant to which the Lenders have agreed to make certain credit facilities available to the Pledgor and to issue certain letters of credit; and

         WHEREAS, as a condition precedent to the Lenders' obligations to make Loans or to issue Letters of Credit, the Pledgor is required to execute and deliver to the Agent a copy of this Agreement on or before the Closing Date;

         NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, the Pledgor and the Agent hereby agree as follows:


 1. Definitions.
    -----------

The following capitalized terms used in this Agreement shall have the following meanings notwithstanding any definition thereof in the Credit Agreement. Other capitalized terms used but not defined herein shall have the meanings therefore set forth in the Credit Agreement.

         "Collateral" means (a) all funds from time to time on deposit in the Cash Collateral Account; (b) all Investments and all certificates and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the Collateral described in clause (a) or (b) above; (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the

Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

         "Investments" means those investments, if any, made by the Agent pursuant to Section 5 hereof.

         "Cash Collateral Account" means the cash collateral account established and maintained pursuant to Section 2 hereof.

         "Secured Obligations" means (i) all Obligations of the Pledgor now existing or hereafter arising under or in respect of the Credit Agreement or the Notes (including, without limitation, the Pledgor's obligation to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement or the Notes) or any documents or agreement related to the Credit Agreement or the Notes; and (ii) without duplication, all obligations of the Pledgor now or hereafter existing under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.


2.Cash Collateral Account; Cash Collateralization of Letters of Credit.
  --------------------------------------------------------------------

                  (i) At any time, in the Agent's sole discretion, the Agent shall establish and maintain at its offices at 101 North Tryon Street, Charlotte, North Carolina, in its name and under its sole dominion and control, a cash collateral account designated as Data General Corporation Cash Collateral Account.

                  (ii) In the event that the Pledgor delivers to the Agent an amount equal to the maximum amount remaining undrawn or unpaid under any Letters of Credit either (A) as required pursuant to Article IX of the Credit Agreement or (B) as otherwise agreed by the parties hereto to provide cash collateral for the undrawn amount of any Letter of Credit, the Agent shall deposit such amount into the Cash Collateral Account to be held pursuant to the terms of this Agreement. Upon a drawing under the Letters of Credit in respect of which any amounts described above have been deposited in the Cash Collateral Account, the Agent shall apply such amounts to reimburse NationsBank for the amount of such drawing. In the event the Letters of Credit are canceled or expire or in the event of any reduction in the maximum amount available at any time for drawing under such Letters of Credit (the "Maximum Available Amount"), the Agent shall apply the amount then in the Cash Collateral Account less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first, to the cash collateralization of the Letters of Credit if the Pledgor has failed to pay all or a portion of the maximum amounts described in the first sentence of this clause (ii) above, second, to the payment in full of the outstanding Secured Obligations and third, the balance, if any, to the Pledgor or as otherwise required by law.

                  (iii) Interest and other income received in respect of Investments of any amounts deposited in the Cash Collateral Account pursuant to clause (ii) of this Section 2 shall be held by the Agent as additional Collateral hereunder.


3. Pledge; Security for Secured Obligations.
   ----------------------------------------

The Pledgor hereby grants and pledges to the Agent, for itself and on behalf of the Secured Parties, a first priority lien and security interest in the Collateral now existing or hereafter arising or acquired, s collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations.


4. Delivery of Collateral.
   ----------------------

The Collateral, when delivered to the Agent, for the benefit of the Lenders, shall be in the form of immediately available funds.


5. Investing of Amounts in the Cash Collateral Account; Amounts held by the
   ------------------------------------------------------------------------
Agent.
------

Cash held by the Agent in the Cash Collateral Account shall not be invested or reinvested except as provided in this Section 5.

                  (i)  Subject to the  remedies  and other  rights  provided  in
         Section 11 hereof and provided that the lien and security interest in favor of the Agent and Secured Parties remains perfected and so long as no Event of Default shall have occurred and be continuing, any funds on deposit in the Cash Collateral Account shall be invested by the Agent in cash equivalents.

                  (ii) The Agent shall have no responsibility and the Pledgor hereby agrees to hold the Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. Any interest on Investments permitted hereunder and the net proceeds of the sale or payment of any such Investments shall constitute part of the Collateral and be held in the Cash Collateral Account by the Agent.


6. Representations and Warranties.
   -------------------------------

In addition to its representations and warranties made pursuant to Article VI of the Credit Agreement, the Pledgor represents and warrants to the Agent (for itself and as agent on behalf of the Lenders), that the following statements are true, correct and complete:

                  (i) The Pledgor will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement;

                  (ii) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

7.  Further  Assurances.
    --------------------

The Pledgor agrees that at any time and from time to time, at the Pledgor's expense, the Pledgor will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.


8. Transfers and Other Liens.
   --------------------------

The Pledgor agrees that it will not (a) sell or otherwise dispose of any of the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Lien and security interest created by this Agreement and the Credit Agreement.


9. The Agent  Appointed  Attorney-in  Fact.
   ---------------------------------------

Upon the occurrence and during the continuation of an Event of Default and acceleration of the Obligations under the Credit Agreement, the Pledgor hereby appoints the Agent as its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's reasonable discretion to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of the Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor or either of them representing any payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Agent shall act solely for the Secured Parties and the Agent has not assumed nor shall be deemed to have assumed, other than as may be required by law, any obligation towards or relationship of agency or trust with or for the Pledgor.


10. The Agent May Perform.
    ---------------------

If Pledgor fails to perform any agreement contained herein, after reasonable notice to Pledgor, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.


11. Standard of Care; No Responsibility For Certain Matters.
    -------------------------------------------------------

In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with similar collateral property pledged by others in transactions of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral), (c) the collection of any proceeds, (d) any loss resulting from Investments made pursuant to Section 5 hereof, or (e) determining (x) the correctness of any statement or calculation made by the Pledgor in any written instructions, or (y) whether any deposit in the Cash Collateral Account is proper.


12. Remedies upon Default; Application of Proceeds.
    ----------------------------------------------

If the Pledgor shall fail to perform any action required hereunder or shall otherwise breach any term or provision hereof (a "Default" hereunder which

Default shall not have been waived in accordance with Section 11.6 of the Credit
Agreement:

                  (i) The Agent may and shall at the request of the Required Lenders exercise in respect of the Collateral, in addition to other rights and remedies provided for herein otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") as in effect in the state in which the Collateral is located at that time, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (ii) In addition to the remedies set forth in part (i) above and subject to the provisions of Section 2(ii) hereof, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Agent pursuant to Section 12 hereof) by the Agent to pay the Secured Obligations pursuant to Article IX of the Credit Agreement.


13. Expenses.
    --------

In addition to any payments of expenses of the Agent pursuant to the Credit Agreement or the other Loan Documents, the Pledgor agrees to pay promptly to the Agent all the costs and expenses, including reasonable attorneys fees and expenses, which the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or (c) the failure by the Pledgor to perform or observe any of the provisions hereof, other than costs and expenses arising as a result of the Agent's or a Lender's gross negligence or wilfull misconduct.


14. No  Delays;  Waiver,  etc.
    --------------------------

No delay or failure on the part of the Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

15. Amendments, Etc.
    ---------------

No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the written concurrence of the Agent.


16. Notices.
    --------

Except as otherwise specifically provided herein, all notices which are to be sent to the Pledgor or Agent shall be given in accordance with the Credit Agreement.


17. Continuing  Security  Interest;  Termination.
    --------------------------------------------

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) shall have been indefeasibly paid in full in cash, the commitments or other obligations of the Agent or any Lender to make any Loan under the Credit Agreement shall have expired, the Letters of Credit shall have expired and the Facility Termination Date shall have occurred, (b) be binding upon Pledgor, its successors and assigns, and (c) inure to the benefit of the Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the indefeasible payment in full in cash of the Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable), and the cancellation or expiration of the Letters of Credit and termination or expiration of all commitments and other obligations of the Agent and any Lender to make any Loan and the occurrence of the Facility Termination Date, Pledgor shall be entitled, subject to the provisions of Section 11 hereof, to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.


18. Successors  and  Assigns.
    -------------------------

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Pledgor or by and on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of the Pledgor, the Agent and the Lenders.


19. Execution in  Counterparts.
    ---------------------------

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same Agreement. The Pledgor and the Agent hereby acknowledge receipt of a true, correct, and complete counterpart of this Agreement.


20. Swap Agreements.
    ---------------

All Hedging Obligations of any Pledgor shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any Swap Agreement shall be deemed to be a Secured Party hereunder.

21. Severability.
    ------------

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.


22. Headings.
    --------

The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.


23. GOVERNING LAW; TERMS.
    --------------------

                  (a) THIS  AGREEMENT  SHALL BE GOVERNED  BY, AND  CONSTRUED  IN
         ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PLEDGOR
         HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE PLEDGOR PROVIDED IN SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE PLEDGOR AND THE AGENT ON

         BEHALF  OF THE  LENDERS  HEREBY  AGREE,  TO  THE  EXTENT  PERMITTED  BY
         APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.



                         [Signatures on following pages]

         IN WITNESS  WHEREOF,  the  Pledgor  and the Agent have caused this Cash
Collateral Account Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                   DATA GENERAL CORPORATION


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________



                                   NATIONSBANK,  NATIONAL ASSOCIATION,
                                   as Agent for the Lenders


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________






                        CASH COLLATERAL ACCOUNT AGREEMENT

                                 Signature Page

                                    EXHIBIT L
                                    ---------

                            Confidentiality Agreement
                            -------------------------

                 PROPRIETARY RIGHTS AND NONDISCLOSURE AGREEMENT



                  Non-Disclosure Agreement for the benefit of:
                        DATA GENERAL CORPORATION ("DGC")
               4400 Computer Drive, Westboro, Massachusetts 01580


         Reference is hereby made to that certain Credit Agreement dated as of September 30, 1997 among DGC, the lenders party thereto (the "Lenders") and NationsBank, National Association, as agent for the Lenders (as amended, supplemented or replaced from time to time, the "Credit Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

1. The undersigned shall not disclose to any third party any Confidential Information and shall keep confidential any Confidential Information, except as provided in the next sentence, unless DGC has, in its sole discretion, previously and expressly consented to such disclosure in writing. The undersigned may disclose Confidential Financial Information to the extent necessary to protect, exercise or enforce its rights or perform its obligations under the Credit Agreement or as otherwise specifically permitted pursuant to the terms of the Credit Agreement, or to (i) any of the undersigned's directors, officers, employees, agents, accountants, attorneys, auditors and advisors on a "need to know" and confidential basis pursuant to this Agreement or terms equivalent, (ii) prospective participants or prospective assignees on a confidential basis pursuant to this Agreement or terms equivalent; (iii) examiners or regulatory agencies having supervisory or examination authority over the undersigned; and (iv) any person pursuant to the order of any governmental authority or as otherwise required by any rule, regulation, law or judicial process, after giving DGC notice thereof promptly after becoming aware of such requirement, to the extent such notice would not be prohibited by law, regulation or such judicial process. The undersigned may disclose Confidential Non-Financial Information to the extent necessary to protect, exercise or enforce its rights or perform its obligations under the Credit Agreement but only upon notice to DGC sufficient to permit DGC to obtain such protective orders reasonably necessary to prevent public disclose of such Non-Financial Information (and the undersigned agrees not to oppose obtaining such protective orders where such action is not reasonably likely to impair the rights or interests of the undersigned) or as otherwise specifically permitted pursuant to the terms of the Credit Agreement, or to (i) any of the undersigned's directors, officers, employees, agents, accountants, attorneys, auditors and advisors on a "need to know" and confidential basis pursuant to this Agreement or terms equivalent, (ii) prospective participants or prospective assignees on a confidential basis pursuant to this Agreement or terms equivalent; (iii) examiners or regulatory agencies having supervisory or examination authority over the undersigned requesting or requiring such disclosure; and (iv) any person pursuant to the order of any governmental authority or as otherwise required by any rules, regulation, law or judicial process, after giving DGC notice thereof promptly after becoming aware of such requirement, to the extent such notice would not be prohibited by law, regulation or such judicial process.

         "Confidential Information" means all Confidential Financial Information and all Confidential Non-Financial Information.

         "Confidential Financial Information" means all financial information concerning DGC and its Affiliates which has been identified in good faith by DGC as confidential and delivered to the undersigned by or on behalf of DGC pursuant to this Agreement and which is not information which is (a) in the public domain; (b) known to the undersigned at the time of such disclosure without duty of confidentiality; (c) subsequently received by the undersigned in good faith from a third party who is not known to the undersigned to be bound by a confidentiality agreement with DGC or known to the undersigned to be otherwise prohibited from transmitting the information to the undersigned by a contractual, legal or fiduciary obligation; (d) independently generated by the undersigned; or (e) approved for release or disclosure by DGC in a separate writing;

         "Confidential Non-Financial Information" means all non-financial information which has been identified in good faith by DGC as confidential and relating to DGC and its Subsidiaries and its and their trade-secrets, proprietary rights, operations and plans which has been delivered to the undersigned by or on behalf of DGC pursuant to this Agreement and which is not information which is (a) in the public domain; (b) known to the undersigned at the time of such disclosure without duty of confidentiality; (c) subsequently received by the undersigned in good faith from a third party who is not known to the undersigned to be bound by a confidentiality agreement with DGC or known to the undersigned to be otherwise prohibited from transmitting the information to the undersigned by a contractual, legal or fiduciary obligation; (d) independently generated by the undersigned; or (e) approved for release or disclosure by DGC in a separate writing;


2. The undersigned recognizes the proprietary rights of DGC in and to the Confidential Information and/or the confidential nature of the Confidential Information, and agrees to keep the Confidential Information as confidential in accordance with its customary procedures for handling similar information and with such care as is otherwise reasonable and treat the Confidential Information as confidential to DGC, and to take appropriate action by instruction, agreement or notice to its directors, officers, agent, consultants, contractors and employees to notify them of the confidential and proprietary nature of the Confidential Information submitted by DGC, and to require that they conform to therequirements of this Agreement.

3. The undersigned further agrees that it will not make use of, either directly or indirectly, any of the Confidential Information which it receives or has received from DGC, other than for the purpose for which such Confidential Information has been disclosed or in connection with the protection, exercise or enforcement of its rights under the Loan Documents, except as otherwise permitted hereunder or with the specific proper written authorization of an officer of DGC.


4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                   AGREED:


                                   By:____________________________________
                                   Its:___________________________________
                                   Date:__________________________________




                                  Schedule 6.4
                                  ------------

          Borrower, Material and Significant Subsidiaries of Borrower
                          disclosed under Section 6.4:
          -----------------------------------------------------------


                                            Share Owned by                                Capitalization
                                              Borrower or                                -----------------
                       Organizational      Other Significant      Class of
  Name of Entity           Form             Subsidiaries          Security         Authorized         Issued
-----------------------------------------------------------------------------------------------------------------

  Borrower:
  ---------
  Data General                Delaware                 N/A               Common           100M     Approximately
  Corporation                corporation                                                               48.8M
                                                                                                    (including
                                                                                                       220,653
                                                                                                      treasury
                                                                                                       shares)

                                                                        Preferred           1M         -0-

  Material Subsidiaries
  ---------------------
  Data General                 Delaware               100%               Common
  International, Inc.         corporation

  Datagen, Inc.                Delaware               100%               Common
                              corporation

  Data General Investment       Delaware              100%               Common
  Corporation                 corporation


  Significant Subsidiaries

  Those Subsidiaries listed in that letter from Borrower to Agent dated and delivered contemporaneously with this Agreement.


Borrower  Ownership  Interests  disclosed  under Section 6.5:
-------------------------------------------------------------
Those investments listed in that letter from Borrower to Agent dated and delivered contemporaneously with this Agreement.

                                  Schedule 6.6
                                  ------------

                                  Indebtedness
                                  ------------


   1. $212,750,000 6% Convertible Subordinated Notes due 2004

   2. That guarantee described in that letter from Borrower to Agent dated and delivered contemporaneously with this Agreement.

                                  SCHEDULE 6.7
                                  ------------

                                     Liens


                                     None.

                                   SCHEDULE 8
                                   ----------

                              INVESTMENT GUIDELINES
                              ---------------------

ISSUE/
RATING                                                                                                                 MINIMUM
TYPE OF INVESTMENT                                          MAX PER       MAXIMUM      MAX % OF       BANK RATING      MIN.
MOODY/S&P                                     ACCOUNT      ANK/ISSUE      MATURITY     PORTFOLIO      MOOD/ S&P        FUND
-----------------------------------------------------------------------------------------------------------------------------------

U.S. Treasury Securities (OID only) (1) (2)   BVI          Unlimited      183 days     100%           - -   - -          - -  - -
U.S. Treasury Securities (1)                  DGC/DGIC     Unlimited       1 Year      100%           - -   - -          - -  - -
U.S. Treasury Securities (1)                  DGC/DGIC     Unlimited       2 Years      50%           - -   - -          - -  - -

U.S. Government Agencies (OID only) (2)       BVI          Unlimited      183 days      50%           - -   - -          - -  - -

U.S. Government Agencies                      DGC/DGIC     Unlimited       1 Year       50%           - -   - -          - -  - -

Repurchase Agreements (3) (4)                 DGC/DGIC          $10M      2 months      50%           A2     A           - -  - -
Repurchase Agreements (3)                     DGC/DGIC          $20M      3 Months      50%          Aaa    AAA          - -  - -

Bankers Acceptances (4)                       DGC/DGIC          $10M      3 Months      50%           A2     A           - -  - -
Bankers Acceptances                           DGC/DGIC          $20M      6 Months      50%          Aaa    AAA          - -  - -

CD's(Dom/Euro/Yankee/Floating rate) (4)       DGC/DGIC /BVI     $10M      6 Months      50%           A2     A           - -  - -
CD's(Dom/Euro/Yankee/Floating rate)           DGC/DGIC /BVI     $20M       1 Year       50%          Aaa    AAA          - -  - -

Time Deposits (Domestic, Euro) (4)            DGC/DGIC /BVI     $10M      3 Months      50%           A2     A           - -  - -
Time Deposits (Domestic, Euro)                DGC/DGIC /BVI     $20M      6 Months      50%          Aaa    AAA          - -  - -

Corporate/Municipal Bonds (4)                 DGC/DGIC          $10M      3 Months      50%          - -    - -           A2   A

Corporate/Municipal Bonds                     DGC/DGIC          $20M      6 Months      50%          - -    - -          Aaa  AAA

Commercial Paper                              DGC/DGIC          $10M      1 Month       20%          - -    - -          A1    P1
Commercial Paper                              DGC/DGIC          $10M      3 Months      20%          - -    - -          A1+   P1

Eurocommercial Paper                          BVI               $10M      1 Month       20%          - -    - -          A1    P1
Eurocommercial Paper                          BVI               $10M      3 Months      20%          - -    - -          A1+   P1

Money Market Fund (w/Facility Banks)          DGC/DGIC          $20M      Daily         20%           A3     A-          Aaa  AAA
                                                                          Liquidity

Auction Preferreds and Notes                  DGC/DGIC          $10M      2 Months      20%          - -    - -          Aaa  AAA

A minimum 50% of the domestic investment portfolio must be maintained in U.S. Treasuries.
BVI limits further restricted by Tax Department.  OID = Original Issue Discount.

(1) With permitted institutions only and secured only by U.S. Treasury and Agency collateral at 102%
    Mark to Market plus accrued interest:  (subject to investment criteria on banks).

(2) $10M limit for Credit Facility Banks with a bank rating of A3/A-.
